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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Springleaf Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 24, 2015

Dear Stockholders:

        On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Stockholders. The meeting will be held on May 19, 2015, at 3:00 p.m., local time, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708. Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying materials.

        Whether or not you attend the meeting in person, it is important that your shares be represented and voted. In addition to voting in person, stockholders of record may vote via a toll-free telephone number or over the Internet. Stockholders who received a paper copy of the Proxy Statement and 2014 Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. You can, of course, vote in person at the meeting but you are encouraged to send in the proxy card, or vote online or by telephone, to ensure your vote is counted should you be unable to attend for any reason. You may revoke your proxy and vote in person at the meeting if you choose to do so.

Sincerely, Jay N. Levine President & CEO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2015: This Notice of Annual Meeting and Proxy Statement and the Annual Report for the year ended December 31, 2014 are available on the Internet at www.proxyvote.com.

SPRINGLEAF HOLDINGS, INC.
601 NW Second Street
Evansville, Indiana 47708

April 24, 2015

NOTICE OF THE
2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 19, 2015
3:00 p.m. local time
Place:	Old Vanderburgh County Courthouse
201 NW 4th Street
Evansville, Indiana 47708
Business:	1.	To elect two Class II directors, Douglas L. Jacobs and Anahaita N. Kotval, to serve until the 2018 Annual Meeting, or until such director's earlier death, resignation or removal.
	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Springleaf Holdings, Inc. for the year ending December 31, 2015.
	3.	To consider and act upon any other business properly brought before the meeting or any adjournment or postponement thereof.
Record Date:	In order to vote, you must have been a stockholder at the close of business on March 25, 2015.
Voting by Proxy:

It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and to complete, date and sign your proxy or voting instruction card and return it promptly or vote your shares by telephone or by Internet as described on the proxy card. You may revoke your proxy and vote in person at the meeting if you choose to do so.

By order of the Board of Directors,

Jack R. Erkilla Senior Vice President, Deputy General Counsel & Secretary

2015 PROXY STATEMENT

        This Proxy Statement and the accompanying materials are being made available to Springleaf Holdings, Inc. stockholders beginning on or about April 24, 2015. In this Proxy Statement, "SHI" refers to Springleaf Holdings, Inc., "SFI" refers to Springleaf Finance, Inc., "SFC" refers to Springleaf Finance Corporation, and "Springleaf," "the Company," "we," "us" or "our" may refer to Springleaf Holdings, Inc. or to it and one or more of its subsidiaries, as the context may require. This Proxy Statement contains information on the matters to be presented at the Company's 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 19, 2015 to assist you in voting your shares.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

        The purpose of this Proxy Statement is to provide information regarding matters to be voted on at Springleaf's Annual Meeting. Additionally, it contains certain information that the U.S. Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") require Springleaf to provide to its stockholders. This Proxy Statement is also the document used by Springleaf's Board of Directors ("Board") to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

Who pays the cost of soliciting proxies?

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The solicitation of proxies or votes may be made by mail, in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

How is the Company distributing proxy materials?

        The SEC has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as "Notice and Access." Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to stockholders:

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  The full set delivery option; or

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  The notice only option.

        Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail or, if previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access that website. Under the notice only option, a company must post all proxy materials on a publicly-accessible website, and rather than delivering proxy materials to its shareholders, the company instead delivers a "Notice Regarding the Availability of Proxy Materials."

        In connection with the Annual Meeting, we have elected to use the full set delivery option. The proxy materials that will be mailed to our stockholders are also available on the Internet at www.proxyvote.com

        Although we have elected to use the full set delivery option in connection with the Annual Meeting, we may choose to use the notice only option in the future.

What is "householding"?

        If you and others who share your mailing address own the Company's ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

        You may also request delivery of an individual copy of the proxy statement by contacting the Company at Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary.

        You may be able to initiate householding if your bank or broker has chosen to offer such service by following the instructions provided by your bank or broker.

When and where will the Annual Meeting be held?

        The meeting will be held on May 19, 2015 at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708 beginning at 3:00 p.m., local time. Stockholders may obtain directions to the location of the meeting by contacting the Company's Secretary at 601 NW Second Street, Evansville, Indiana 47708, Telephone: (812) 424-8031.

What matters will the stockholders vote on at the meeting?

        You will be voting on the following:

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  Election of two Class II directors, Douglas L. Jacobs and Anahaita N. Kotval, to the Board;

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  Ratification of the appointment of PricewaterhouseCoopers LLP as Springleaf's independent registered public accounting firm for the year ending December 31, 2015; and

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  Any other business that may properly come before the meeting or any adjournment or postponement thereof.

Who may vote at the meeting?

        All stockholders who owned Springleaf common stock at the close of business on the record date of March 25, 2015, may attend and vote at the meeting.

How do I vote?

        You can vote either in person at the meeting or by proxy whether or not you attend the meeting. You can vote by telephone or Internet by following the instructions on the proxy card. Stockholders of record also can vote by mail by completing, signing and dating the proxy card. Stockholders who hold shares beneficially in street name may submit proxies by following the instructions provided by your stock broker, bank or other nominee (see "What if I hold my shares in a brokerage account or with another nominee ("street name")?" below for more information). If you sign your proxy card but do not specify how you want your shares voted, they will be voted as the Board recommends. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on May 18, 2015. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

What if I hold my shares in a brokerage account or with another nominee ("street name")?

        If you hold your shares in a brokerage account or with another nominee, the shares are said to be held in "street name." In this case your broker or other nominee will send you a package, including a voter instruction card, which will ask you how you want your shares to be voted. If you give the nominee instructions, the nominee will vote your shares as you direct. If you do not give your nominee instructions (these shares are often referred to as broker non-votes) and the proposal involves a "routine" matter, then the rules of the NYSE provide nominees with discretionary power to vote your shares. However, if a proposal involves a "non-routine" matter, then nominees are not permitted to vote your shares without instructions from you. At the Annual Meeting, all matters submitted to the stockholders for approval, other than the proposal to ratify PricewaterhouseCoopers LLC as Springleaf's independent registered public accounting firm, are "non-routine," meaning that your broker or other nominee may not vote your shares on those matters without instructions from you. It is, therefore, important that you provide instructions to your nominee if your shares are held by a nominee so that your votes with respect to the election of directors and any other "non-routine" matters are counted. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Can I change my vote after I execute my proxy?

        You may revoke a proxy at any time prior to its exercise at the meeting. You can send in a new proxy card with a later date or send a written notice of revocation to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. You also can use telephone or Internet voting methods to change your vote. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Is my vote confidential?

        We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Elections, Broadridge Financial Solutions, Inc., to examine these documents. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to the Company's management and the Board to review your comments.

How many votes do I have?

        You will have one vote for each share of Springleaf common stock which you owned at the close of business on March 25, 2015, the record date for the meeting.

Who will tabulate and count the votes?

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the Company's Inspector of Elections.

How many shares of common stock are eligible to vote at the meeting?

        At the close of business on March 25, 2015, there was a total of 115,064,570 shares of Springleaf common stock outstanding and eligible to vote at the meeting.

        There are 300,000,000 shares of Springleaf preferred stock authorized. As of December 31, 2014 there were no shares of preferred stock issued and outstanding.

How many shares must be present to hold the meeting?

        A majority of the shares of Springleaf common stock outstanding as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if stockholders are present in person or a proxy card has been properly submitted by or on behalf of stockholders. In determining whether a quorum is present, stockholders who abstain or cast broker non-votes will be deemed present at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

How many votes are required to elect directors and adopt other proposals?

        Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the two nominees who receive the highest number of votes will be elected as directors. Votes to withhold and broker non-votes will not have any effect on the election of a director.

        Ratification of PricewaterhouseCoopers LLP as Springleaf's independent registered public accounting firm requires the affirmative vote of a majority of Springleaf common stock present in person or by proxy that are entitled to vote on this item. If you abstain from voting on this matter, your shares will be counted as present for the purpose of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes, if any, will also have the same effect as a vote against this proposal.

How do I attend the meeting?

        Admission to the meeting is limited to Springleaf stockholders or their proxy holders. In order to be admitted to the meeting, each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver's license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee (street name), an account statement or letter from the nominee indicating that you beneficially owned shares of Springleaf common stock at the close of business on March 25, 2015, the record date for the meeting.

Where can I find the voting results of the Annual Meeting?

        We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

CORPORATE GOVERNANCE

Governing Documents

        The following primary documents make up Springleaf's corporate governance framework:

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  Corporate Governance Guidelines ("Governance Guidelines")

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  Audit Committee Charter

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  Compensation Committee Charter

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  Nominating and Corporate Governance ("NCG") Committee Charter

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  Compliance Committee Charter

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  Code of Business Conduct and Ethics ("Code of Conduct")

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  Code of Ethics for the Principal Executive and Senior Financial Officers ("Principal Officer Code")

        These documents are accessible on Springleaf's website at www.springleaf.com by clicking on "Investor Relations" at the bottom of the webpage and then "Corporate Governance." You also may obtain a free copy of any of these documents by sending a written request to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. Any substantive amendment to or grant of a waiver from a provision of the Principal Officer Code requiring disclosure under applicable SEC or NYSE rules will be posted on Springleaf's website.

Corporate Governance Guidelines

        The Governance Guidelines, which are available on our website as outlined above, set forth the Company's primary principles and policies regarding corporate governance. The Governance Guidelines are reviewed from time to time as deemed appropriate by the Board. The Governance Guidelines are supplemented by the Code of Conduct and the Principal Officer Code, as well as by policies and procedures addressing specific topics and practices.

Codes of Business Conduct and Ethics

        The Board adopted a Code of Conduct to help ensure that Springleaf abides by applicable corporate governance standards. This code applies to all directors, employees and officers, including our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Principal Accounting Officer and Controller. The Board has also adopted a Principal Officer Code that applies to our CEO, CFO, and Principal Accounting Officer. The Code of Conduct and the Principal Officer Code are available on our website as outlined above.

Board Leadership Structure

        Although not required, Springleaf separates the roles of CEO and Chairman of the Board. The CEO is responsible for the day-to-day leadership, management, direction and performance of the Company, while the Chairman of the Board is responsible for determining growth opportunities, presiding over meetings of the Board and, together with the CEO, setting the strategic direction of Springleaf.

Board's Role in Risk Oversight

        While management is responsible for day-to-day risk management of the Company's operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (more fully discussed below) to monitor and address what may be within the scope of each committee's expertise or charter. For example, the Audit Committee oversees the financial statements, accounting and auditing functions and related risk; the Compensation Committee oversees the Company's compensation programs, including goals, objectives, performance and compensation for our CEO and other executive officers, and the compensation disclosure in this Proxy Statement; and the NCG Committee oversees director qualifications, Board structure and corporate governance matters. The Board also has created a Compliance Committee to oversee regulatory compliance matters and risks relating to the Company's operations and business, which provides regular reports to the Board. In addition to getting information from its committees, the Board also receives updates directly from members of management. In this regard, Mr. Levine, due to his position as both CEO and director of the Company, is particularly important in communicating with other members of management and keeping the Board updated on the important aspects of the Company's operations.

Independent Directors

        Springleaf recognizes the importance of having an independent Board that is accountable to Springleaf and its stockholders. Accordingly, its Governance Guidelines (a copy of which may be found in the "Investor Relations—Corporate Governance" section of Springleaf's website) provide that a majority of its directors shall be independent in accordance with the NYSE listing standards. Our Board has affirmatively determined that Ms. Kotval and Messrs. Guthrie, Jacobs and Lott are "independent" under Section 303A.02(b) of the NYSE listing standards. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

Board, Committee and Annual Meeting Attendance

        The Board held nine meetings during 2014. Each director attended at least 75% of the total number of meetings of the Board and committees held during the period he or she served, except for Mr. Edens. Mr. Edens' views were represented at the meetings by Mr. Levine. Directors are invited and encouraged but are not required to attend the Company's annual meeting of stockholders.

Presiding Non-Management Director and Executive Sessions

        Springleaf's non-management and independent directors met in executive session without management two times in 2014. Roy Guthrie is the presiding non-management director appointed to preside at each executive session.

Communications with the Board of Directors

        Any Springleaf stockholder or other interested party who wishes to communicate with the Board or any of its members may do so by writing to: Board of Directors (or one or more named directors), c/o, Jack R. Erkilla, Senior Vice President, Deputy General Counsel & Secretary, Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Communications with the Audit Committee

        Complaints and concerns relating to Springleaf's accounting, financial reporting, internal accounting controls or auditing matters (together, "Accounting Matters") should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis. Employee concerns or complaints may be reported to the Audit Committee through a third-party vendor, Global Compliance (Navex Global), that has been retained by the Audit Committee for this purpose. Global Compliance may be contacted toll-free at (855) 296-9088, or via its website at www.springleaf.alertline.com. Outside parties, including stockholders, may bring issues regarding Accounting Matters to the attention of the Audit Committee by writing to: Audit Committee,

c/o, Jack R. Erkilla, Senior Vice President, Deputy General Counsel & Secretary, Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

        All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Criteria and Procedures for Selection of Director Nominees

        Although the Board retains ultimate responsibility for nominating members for election to the Board, the NCG Committee of the Board conducts the initial screening and evaluation process. Although there are no minimum qualifications, skills or qualities required to be nominated for election, as provided in the Company's Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

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  whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board's oversight of the business and affairs of the Company;

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  the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities;

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  experiences, skills and expertise;

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  diversity;

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  business judgment;

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  composition of the Board;

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  requirements of applicable laws and NYSE listing standards;

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  time availability and dedication; and

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  conflicts of interest.

        While the NCG Committee has not adopted a formal diversity policy for the selection of director nominees, diversity is one of the factors that the NCG Committee considers in identifying director nominees.

        In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company's management, as well as recommendations from Company stockholders. While the NCG Committee's Charter and our Governance Guidelines provide that the NCG Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the NCG Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because our Amended and Restated Bylaws (the "Bylaws") include procedures for stockholders to nominate candidates to serve on the Board for election at any Annual Meeting or at any special meeting called for the purpose of electing directors. The Board believes that it is appropriate for Springleaf not to have a specific policy since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws, as summarized below.

        The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting to timely submit certain information to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. This information includes, among other things:

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  the stockholder's name and address, and the class, series and number of shares that he or she owns;

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  a representation that the stockholder is a holder of record as of the record date and intends to appear in person or by proxy at the annual meeting;

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  the name, address and certain other information regarding the stockholder's nominee for director;

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  a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board; and

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  a completed questionnaire with respect to the prospective nominee's background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

        To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws include special notice provisions if no annual meeting was held in the previous year, or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting. While these provisions of the Bylaws permit a stockholder to nominate a candidate for election to the Board, such nominations will be subject to certain rights of Springleaf Financial Holdings, LLC ("SFH" or the "Initial Stockholder") discussed below under the caption "Certain Relationships and Related-Party Transactions—Stockholders Agreement."

 BOARD OF DIRECTORS

        SHI's Restated Certificate of Incorporation provides that the Board shall consist of not less than three and not more than 11 directors, as may be determined from time to time by a majority of the entire Board. As of the date of this Proxy Statement, the Board consists of six members, five of whom are non-employee directors.

        The Board is also divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual meeting of stockholders. Springleaf's current Board is classified as follows:

Class	Term Expiration	Director
Class I	2017	Jay N. Levine
		Roy A. Guthrie
Class II	2015	Douglas L. Jacobs
		Anahaita N. Kotval
Class III	2016	Wesley R. Edens
		Ronald M. Lott

        The Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Springleaf common stock can elect all of the directors standing for election.

Committees of the Board of Directors

        The Board has four principal standing committees and an Executive Committee. Committee members for the Audit Committee, the NCG Committee and the Compensation Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is "independent," as defined under NYSE listing standards. The Compliance Committee is not subject to these standards.

Audit Committee

        The Audit Committee's responsibilities and purposes are to: (i) assist the Board in its oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the annual independent audit of the Company's financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm's qualifications, independence and performance; and (d) the performance of the Company's financial reporting process and internal audit function; (ii) determine whether to recommend to the stockholders the appointment, retention or termination of the Company's independent registered public accounting firm; and (iii) pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm. The Audit Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and prepares the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders. A copy of the Audit Committee's Charter is available at Springleaf's website, at www.springleaf.com.

        The members of the Audit Committee are Messrs. Jacobs (Chair) and Guthrie, and Ms. Kotval. The Board has determined that: (i) each is "independent"; (ii) each is "financially literate"; and (iii) Mr. Jacobs is an "audit committee financial expert," as these terms are defined by the Exchange Act and the NYSE. The Board has determined that Messrs. Jacobs and Guthrie's simultaneous service on the audit committee of three or more other public companies will not impair their ability to effectively serve on our Audit Committee. A brief description of Messrs. Jacobs and Guthrie's work experience is discussed below. In addition, this information has been disclosed on the Company's website and is accessible at www.springleaf.com by clicking on "Investor Relations," then "Corporate Governance," and then "Committee Composition." The Audit Committee met nine times in 2014.

Nominating and Corporate Governance Committee

        The NCG Committee's responsibilities and purposes are to: (i) identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (ii) advise the Board as to the Board composition, procedures and committees; (iii) develop and recommend to the Board a set of corporate governance guidelines and maintain and update such guidelines, as appropriate; (iv) review, approve or ratify related-party transactions and other matters that may pose conflicts of interest; and (v) oversee the evaluation of the Board. A copy of the NCG Committee Charter is available at Springleaf's website, at www.springleaf.com. See "Corporate Governance—Criteria and Procedures for Selection of Director Nominees" above for more information about the process for identifying and evaluating nominees for director.

        The members of the NCG Committee are Mr. Lott (Chair) and Ms. Kotval. Mr. Lott and Ms. Kotval are "independent," as defined under the rules of the NYSE. Mr. Levine, who is not independent, was a member of the NCG Committee from October 15, 2013, the completion date of the Company's Initial Public Offering ("IPO"), until March 4, 2014. In accordance with the rules of the NYSE, the Company removed the sole member of the NCG Committee who was not "independent," and the NCG Committee now consists solely of "independent" members. The NCG Committee met four times in 2014.

Compensation Committee

        The Compensation Committee's responsibilities and purposes are to: (i) oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans, incentive-compensation and equity-compensation plans; (ii) evaluate the performance of the CEO and other executive officers; (iii) review and discuss with management the Company's compensation discussion and analysis to be included in the Company's annual proxy statement and annual report filed with the SEC; and (iv) prepare the Compensation Committee Report as required by the rules of the SEC. The Compensation Committee also has the authority to retain and terminate compensation consultants, including approval of the terms and fees of any such arrangement. A copy of the Compensation Committee Charter is available at Springleaf's website, at www.springleaf.com.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of director compensation and executive compensation are set forth below under "Executive Compensation—Independent Director Compensation" and "Executive Compensation—Compensation Discussion and Analysis," respectively.

        Pursuant to its Charter, the Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        The members of the Compensation Committee are Messrs. Guthrie (Chair) and Lott. Each member of the Compensation Committee is "independent," as defined under the rules of the NYSE. (Mr. Edens, who is not an independent director, served on the Compensation Committee from October 15, 2013, the completion date of the Company's IPO, until February 4, 2014.)

        The "independent" directors who are appointed to the Compensation Committee are also "non-employee" directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, and "outside" directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code ("IRC"). The Compensation Committee met seven times in 2014.

Compliance Committee

        The Compliance Committee's primary responsibility is to oversee the Company's compliance efforts to ensure compliance with laws and regulations and related programs, policies and procedures, other than matters of financial compliance, which are the responsibility of the Audit Committee.

        Among other things, the Compliance Committee assists the Board in its oversight function with respect to: (i) ensuring that the Company has an effective compliance program; (ii) monitoring regulatory risks and ensuring that there are appropriate policies, procedures and controls to address them; (iii) fostering good relationships with regulators; and (iv) identifying changes to laws, regulations and best practices that may require changes to compliance programs or business practices. A copy of the Compliance Committee Charter is available at Springleaf's website, at www.springleaf.com.

        The Compliance Committee consists of both director and non-director members. Ms. Kotval and Messrs. Guthrie and Jacobs are the director members, with Ms. Kotval serving as Chair. The Compliance Committee met nine times in 2014.

Executive Committee

        The Executive Committee serves as an administrative committee of the Board to act upon and facilitate the consideration by senior management and the Board of certain high-level business and strategic matters. During 2104, the Executive Committee acted by written consent three times. Our Executive Committee currently consists of Messrs. Edens and Levine.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The terms of the Class II directors, consisting of Mr. Douglas L. Jacobs and Ms. Anahaita N. Kotval, will expire at the Annual Meeting. Each has been nominated by the Board to serve as a continuing director for a new three-year term expiring at the 2018 annual meeting of stockholders. Each nominee selected will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

        In determining whether to nominate each of the Class II directors for another term, the Board considered the factors discussed above under "Corporate Governance—Criteria and Procedures for Selection of Director Nominees," and concluded that each possesses those talents, backgrounds, perspectives, attributes and skills that will enable him or her to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives. The age, principal occupation and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below. It is the general policy of the Company that no director having attained the age of 70 years will stand for re-election.

        Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the two nominees who receive the highest number of votes will be elected as directors. Votes to withhold and broker non-votes will not have any effect on the election of a director.

        The Board believes that each director nominee will be able to stand for election. If you do not wish your shares voted for one or both of the nominees, you may so indicate when you vote.

        With the exception of Mr. Lott, the individuals listed below served as directors of SFI and SFC prior to our IPO in the same capacity as they currently serve at SHI.

The Board recommends a vote FOR the election of each of the nominees listed below for director.

Nominees for election at this Annual Meeting to a term expiring in 2018

Douglas L. Jacobs, age 67
Director of the Company since 2010; Chair of the Audit Committee and member of the Compliance Committee

        Mr. Jacobs was elected to the Board as a director on November 30, 2010. Mr. Jacobs is also a director of Fortress Investment Group LLC ("Fortress") (a global investment management firm), where he chairs the Audit Committee and is a member of the Compensation Committee. Investment funds managed by affiliates of Fortress indirectly own 63.84% of the voting interests in the Company (as of February 14, 2015). He is also a director of Clear Channel Outdoor (an international outdoor advertising company), where he chairs the Audit Committee and is a member of the Compensation Committee; Doral Financial Corporation (a financial services company), where he is Chairman of the Risk Policy Committee and a member of the Dividend Committee; and New Residential Investment Corp. ("New Residential") (a real estate investment trust primarily focused on investing in residential real estate related assets that is majority owned by funds managed by an affiliate of Fortress), where he chairs the Audit Committee. He also serves as a director, Treasurer, and Chairman of the Finance Committee of Care New England (a health care system). From November 2004 to mid-2008, Mr. Jacobs was also a director of ACA Capital Holdings, Inc. (a financial guaranty company), where he was Chairman of the Audit Committee and a member of the Compensation and Risk Management Committees. Mr. Jacobs was a director and Chairman of the Audit Committee for Global Signal Inc. (an owner, operator and lessor of towers and other communication structures for wireless communications) from February 2004 until January 2007, and also was a director of Hanover Capital Mortgage Holdings, Inc. (a mortgage REIT) from 2003 until 2007. From 1988 to 2003, Mr. Jacobs was an Executive Vice President and Treasurer at FleetBoston Financial Group (a financial services firm), managing the company's funding, securitization, capital, and asset and liability management activities in addition to its securities, derivatives, and mortgage loan portfolios. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp (a global banking institution) for over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group.

        As a result of his past experience, Mr. Jacobs has extensive finance and management expertise and experience serving on public company boards and committees, which provide him with the qualifications and skills to serve as a director, and the Board has determined that Mr. Jacobs is an "audit committee financial expert" for purposes of membership on Springleaf's Audit Committee.

Anahaita N. Kotval, age 47
Director of the Company since 2012; Chair of the Compliance Committee and member of the Audit and Nominating and Corporate Governance Committees

        Ms. Kotval has served as a director since December 2012. Since November 2011, Ms. Kotval has served as Chief Operating Officer and General Counsel of Inspirica, Inc. (a nonprofit organization providing residential, case management, counseling, job training, and job and housing placement services for homeless individuals and families). Prior to joining Inspirica, Ms. Kotval served in various positions with RBS Securities Inc. (formerly Greenwich Capital Markets, Inc.), a U.S. broker-dealer and affiliate of The Royal Bank of Scotland plc ("RBS"), including serving as its General Counsel from 2007 until October 2011, Deputy General Counsel from 2004 until 2007 and Associate General Counsel from 1998 until 2004. Prior to her employment at RBS Securities Inc., Ms. Kotval spent 5 years in the Enforcement Division of the SEC's New York Regional Office, where she investigated and prosecuted violations of the federal securities laws.

        Ms. Kotval brings extensive management, legal and regulatory compliance expertise to the Board, which qualifies her to serve as a Springleaf director.

Directors whose terms expire in 2016

Wesley R. Edens, age 53
Director and Chairman of the Board since 2010

        Mr. Edens was elected to the Board on November 30, 2010 and elected as Chairman of the Board on September 13, 2011. He is the founding principal and Co-Chairman of the board of directors of Fortress (a global investment management firm) and has been a principal and the Chairman of the Management Committee of Fortress since co-founding Fortress in May 1998. Investment funds managed by affiliates of Fortress indirectly own 63.84% of the voting interests in the Company (as of February 14, 2015). Previously, Mr. Edens served as Chief Executive Officer of Fortress from inception to August 2009. Mr. Edens has primary investment oversight of Fortress's private equity and publicly traded alternative businesses. He is the Chairman of the board of directors of each of Florida East Coast Railway Corp. (a freight railway company), New Media Investment Group Inc. (a publisher of print and online media), Nationstar Mortgage Holdings Inc. (a residential mortgage loan originator and servicer), New Residential (a real estate investment trust focused on investing in, and managing, investments related to residential real estate) and Newcastle Investment Corp. ("Newcastle") (a real estate investment and finance company). He is Co-Chairman of the board of directors of Fortress. He is a director of GAGFAH S.A. (a residential property owner and manager), Brookdale Senior Living Inc. (an operator of senior living communities), Intrawest Resorts Holdings Inc. (a resort and adventure company) and Gaming and Leisure Properties, Inc. (an owner and operator in the gaming and racing industry). Springleaf and Nationstar Mortgage Holdings Inc. are majority owned by funds managed by affiliates of Fortress.

        Mr. Edens was Chief Executive Officer of Global Signal Inc. (an owner, operator and lessor of towers and other communication structures for wireless communications), from February 2004 to April

2006 and Chairman of the board of directors of that company from October 2002 to January 2007. Mr. Edens also previously served on the boards of directors of the following publicly traded companies and registered investment companies: Aircastle Limited, from August 2006 to August 2012; RailAmerica Inc., from November 2006 to November 2012; Crown Castle Investment Corp. (merged with Global Signal Inc.), from January 2007 to July 2007; Eurocastle Investment Limited, from August 2003 to November 2011; PENN National Gaming Inc., from October 2008 to November 2013; Fortress Brookdale Investment Fund LLC, from August 2000 (deregistered with the SEC in March 2009); Fortress Pinnacle Investment Fund, from July 2002 (deregistered with the SEC in March 2008); Fortress Investment Trust II, from July 2002 (deregistered with the SEC in January 2011); GateHouse Media Inc., from June 2005 (deregistered with the SEC in November 2013); and RIC Coinvestment Fund LP, from May 2006 (deregistered with the SEC in June 2009).

        Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. (an investment management firm), where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers (a financial services firm).

        Mr. Edens' extensive credit, private equity finance and management expertise, extensive experience as an officer and director of public companies and his deep familiarity with our Company led our Board of Directors to conclude that Mr. Edens should be elected to serve as a director.

Ronald M. Lott, age 55
Director of the Company since December 5, 2013; Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee

        Mr. Lott, a member of the Pro and College Football Halls of Fame, is a business owner and management consultant. He is Chief Executive Officer of Lott Auto Ventures, LLC, and has been a co-partner and owner of a series of auto dealerships that today includes Tracy Toyota (California), and previously included Mercedes Benz of Medford, California and Stan Morris Chrysler in Tracy, California. He has served as a director of GSV Capital Corp. (a publicly traded investment fund that invests in high-growth, venture-backed private companies) since February 2015. He is also a director of the National Football Foundation College Hall of Fame. In 1999, Mr. Lott co-founded HRJ Capital, L.L.C., an investment management firm, remaining as a managing partner through 2009, until it was sold. Mr. Lott also is a consultant for TVU Networks, a product and service company for the television industry, and H. Barton Asset Management, LLC, an investment company. Mr. Lott played 14 seasons in the National Football League before retiring from professional football in 1994.

        He brings inspirational leadership, contacts, and extensive business and management experience to the Board, which qualifies him to serve as a Springleaf director.

Directors whose terms expire in 2017

Jay N. Levine, age 53
Director of the Company since 2011

        Mr. Levine has served as President, CEO, and director of Springleaf since October 1, 2011. Mr. Levine served as President and Chief Executive Officer and as a director of Capmark Financial Group Inc. ("Capmark") (a commercial real estate finance company), from December 2008 until February 2011. On October 25, 2009, Capmark and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Capmark and certain of its subsidiaries emerged from bankruptcy on September 30, 2011.

        From 2000 to 2008, Mr. Levine served as President, Chief Executive Officer (Co-Chief Executive Officer from March 2000 until January 2007), and a member of the board of directors of Royal Bank of Scotland Global Banking & Markets, North America (a banking and financial services company), and Chief Executive Officer of its predecessor entity, RBS Greenwich Capital (a financial services company), with responsibility for the company's institutional business in the United States. Previously, Mr. Levine was co-head of the Mortgage and Asset Backed Departments at RBS Greenwich Capital.

        Mr. Levine's extensive experience in the financial industry and his previous experience as an executive officer and director of financial services companies allow him to provide the Board with a broad perspective of our industry.

Roy A. Guthrie, age 61
Director of the Company since 2012; Chair of the Compensation Committee and member of the Audit and Compliance Committees

        Mr. Guthrie was elected as a director in December 2012. Mr. Guthrie served as Executive Vice President and Chief Financial Officer of Discover Financial Services ("Discover") from 2005 through April 2011. He retired from Discover in January 2012. Mr. Guthrie also served as a director of Discover Bank, a subsidiary of Discover, from 2006 through the end of 2011. Discover is a direct banking and payment services company and is a publicly held bank holding company that is listed on the NYSE. Discover offers credit cards, student loans, personal loans and deposit products through its subsidiary, Discover Bank. Prior to joining Discover, Mr. Guthrie was President and Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. ("Citigroup") (a global banking institution), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup's management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation (a consumer finance lender) from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including serving as its Corporate Controller from 1989 to 1996.

        He has also served as a director and member of the audit committee of Garrison Capital LLC (a private capital finance company) since June 2011, a director and member of the audit committee of Nationstar Mortgage Holdings, Inc. (a national mortgage lender and servicer that is majority owned by funds managed by an affiliate of Fortress) since February 2012, a director and member of the audit committee of Lifelock, Inc. (an identity theft protection company) since October 2012, and a director and member of the audit committee of Synchrony Financial (a private label credit card issuer) since July 2014. Mr. Guthrie also served as a director of Student Loan Corporation from December 2010 until January 2012, as a director of Enova International, Inc. from January 2012 until July 2012, as a director of Bluestem Brands, Inc. from November 2010 until September 2014, and as a director of Dell Bank International from September 2012 until September 2014.

        We believe Mr. Guthrie is qualified to serve on our Board due to his experience as a chief financial officer of two publicly traded companies, his vast experience with and knowledge of the consumer finance industry, his experience and background in finance and accounting and his experience as a director and executive officer of publicly traded companies.

 EXECUTIVE OFFICERS

        The following table sets forth certain information concerning our executive officers as of March 25, 2015:

Name	Age	Position
Jay N. Levine	53	President and Chief Executive Officer
John C. Anderson	56	Executive Vice President, Capital Markets and General Counsel
Bradford D. Borchers	51	Executive Vice President, Branch Operations
Timothy S. Ho	34	Executive Vice President, Digital Operations
David P. Hogan	45	Executive Vice President, Risk Analytics and Marketing
Robert A. Hurzeler	53	Executive Vice President, Auto Lending
Minchung (Macrina) Kgil	39	Executive Vice President and Chief Financial Officer
Lawrence N. Skeats	49	Executive Vice President and Chief Administrative Officer
Richard N. Tambor	53	Executive Vice President and Chief Risk Officer

Jay N. Levine, age 53
President and Chief Executive Officer

        Please see Mr. Levine's background on page 14.

John C. Anderson, age 56
Executive Vice President, Capital Markets and General Counsel

        Mr. Anderson has served as Executive Vice President, Capital Markets of Springleaf since October 2011, and as General Counsel since May 2014. Prior to joining the Company, Mr. Anderson was Managing Director in the Asset Backed and Principal Finance Department of RBS in Stamford, Connecticut, including predecessor entities Greenwich Capital Markets Inc. and RBS Greenwich Capital, where he spent the previous 20 years.

Bradford D. Borchers, age 51
Executive Vice President, Branch Operations

        Mr. Borchers has been Executive Vice President, Branch Operations since April 2008. Mr. Borchers started as a management trainee with Springleaf in 1983 and has held positions of increasing responsibility over the intervening 30 years. Before being promoted to Executive Vice President, Mr. Borchers was a Senior Director of Operations for Springleaf from 2004 to 2008.

        Mr. Borchers also served as a director of Springleaf from April 2008 until December 2012.

Timothy S. Ho, age 34
Executive Vice President, Digital Operations

        Mr. Ho has served as Executive Vice President, Digital Operations of Springleaf since January 2014. He previously had been President and Chief Executive Officer of Enova Financial Holdings, LLC (a subsidiary of Cash America International, Inc. ("Cash America")) from September 2011 until March 2013, and the President of the E-Commerce division of Cash America from October 2008 until March 2013. Before that, he had been employed as Director of Process Development by CashNetUSA (which later changed its name to Enova International, Inc. ("Enova International")), starting in January 2006, until it was acquired by Cash America in September 2006, when he joined Cash America as Vice President of Business Development for Enova International. He also served as Senior Vice President of Strategic Development for Enova International from February 2008 until October 2008. Cash America and Enova are companies that provide specialty financial services to individuals through retail services locations and e-commerce activities.

David P. Hogan, age 45
Executive Vice President, Risk Analytics and Marketing

        Mr. Hogan has served as Executive Vice President, Risk Analytics and Marketing since July 31, 2014. He served as Senior Vice President and Chief Risk and Analytics Officer of Springleaf from August 27, 2012 until July 30, 2014. Prior to joining Springleaf, Mr. Hogan served as Head of New Customer Acquisition Decision Management for Citicards (the credit card issuing division of Citibank) from March 2012 until August 2012. From August 2010 until March 2012, he served as Head of Payments Strategy and Analytics of PNC Financial (a regional banking corporation). Prior to that, Mr. Hogan served in a variety of roles at JP Morgan Chase, including Chief Risk Officer Small Business Cards and Head of Portfolio Risk Management at JP Morgan Chase's Card Services division from August 1999 until August 2010. Before joining JP Morgan Chase, Mr. Hogan held a variety of roles in analytics, risk and marketing at Discover Card and MBNA.

Robert Hurzeler, age 53
Executive Vice President, Auto Lending

        Mr. Hurzeler has been Executive Vice President of Auto Lending since January 2014. Prior to joining Springleaf, he served as Chief Operating Officer for Global Lending Services (an automotive subprime lender) from June 2012 until January 2014. Mr. Hurzeler was with Wells Fargo & Company ("WFC") (a diversified financial services company) from 1986 to June 2012, where he last served as head of Wells Fargo Auto Finance (since 2008), an auto lender and subsidiary of WFC.

Minchung (Macrina) Kgil, age 39

Executive Vice President and Chief Financial Officer

        Ms. Kgil has served as Executive Vice President of Springleaf since July 31, 2014, and has served as CFO of Springleaf since January 1, 2013. She served as Senior Vice President of Springleaf from January 1, 2013 until July 30, 2014, and she served as Vice President and Group Controller of Springleaf from October 1, 2012 until December 31, 2012. Prior to joining Springleaf, Ms. Kgil was Vice President at Fortress (a global investment management firm) from January 2008 until September 30, 2012. Investment funds managed by affiliates of Fortress indirectly own 63.84% of the voting interests in the Company (as of February 14, 2015). Prior to that, she was employed by PricewaterhouseCoopers LLP (a public accounting firm) from 2000 until 2007.

Lawrence N. Skeats, age 49
Executive Vice President and Chief Administrative Officer

        Mr. Skeats has served as Executive Vice President of Springleaf since July 2014, and as Chief Administrative Officer since January 2014. He served as Senior Vice President from January 2014 until July 2014. Prior to joining Springleaf, Mr. Skeats served as Chief Administration Officer of RBS Americas Global Banking and Marketing (US) ("RBS Americas GBM") from 2008 to 2013. RBS Americas GBM participates in the trading and origination of financial securities. As Chief Administrative Officer at RBS Americas GBM, Mr. Skeats was responsible for the Information Technology, Operations and Facilities functions.

Richard N. Tambor, age 53
Executive Vice President and Chief Risk Officer

        Mr. Tambor has served as Executive Vice President and Chief Risk Officer at Springleaf since May 2014. Prior to joining Springleaf, Mr. Tambor served in a number of senior risk management positions at JP Morgan Chase (a diversified financial services company) from 2009 to 2013, including Chief Risk Officer for Retail Financial Services and Risk Executive. He has experience with credit, operational, regulatory, and compliance risk management related to credit cards, retail and business banking, mortgages and auto finance. Mr. Tambor formerly served as partner at Novantas LLC (a financial services consulting firm) from 2008-2009, and he served in a variety of leadership positions at American Express Company (a diversified financial services company), where he was employed from 1987-2004.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis ("CD&A") describes our 2014 executive compensation program for the named executive officers (the "NEOs") identified below.

  •
  Jay N. Levine, President and Chief Executive Officer

  •
  Minchung (Macrina) Kgil, Executive Vice President and Chief Financial Officer

  •
  Timothy S. Ho, Executive Vice President, Digital Operations

  •
  Robert A. Hurzeler, Executive Vice President, Auto Lending

  •
  Lawrence N. Skeats, Executive Vice President and Chief Administrative Officer

        SHI was formed in connection with our IPO on October 15, 2013. Under the guidance of the Compensation Committee, the Annual Executive Incentive Compensation Plan (the "Executive Incentive Plan"), a sub-plan to the 2013 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), was developed and approved for compensation paid to the NEOs (other than the CEO) for 2014. For 2013 and 2012, the compensation paid to the NEOs was determined in accordance with policies and practices initially developed by SHI's predecessor entities (now subsidiaries), SFI and SFC. Accordingly, references to "our" compensation policies and practices in this section with respect to NEO compensation for 2013 and 2012 refer to compensation policies and practices initially developed by SFI and SFC.

New Features of the 2014 Executive Compensation Program

  •
  Implemented Executive Incentive Plan for eight executive officers, including the NEOs (other than the CEO)

  •
  Established corporate financial and other appropriate goals which are weighted for each executive officer according to relevance and expected contribution

  •
  Provided a mechanism to determine the number of service-based restricted stock units ("S-RSUs") to be granted in 2015 with respect to performance in 2014

        We believe the progress made in establishing a philosophy and general principles of executive compensation is reflected in the results for the 2014 performance year, as described in greater detail below.

Executive Summary

        Our executive compensation program is designed to align the interests of our executive officers with those of our stockholders. We also believe that our ability to attract, retain and properly motivate top executive talent is essential to our long-term success. Accordingly, our executive compensation program is designed to attract and retain capable and experienced executives and to motivate them to achieve our short-term and long-term business goals, which in turn will produce maximum value for our stockholders.

        One of the chief objectives for our 2014 executive compensation program was to establish more objective metrics with respect to pay for performance. The Executive Incentive Plan implemented in 2014 was designed to balance specific financial and operational objectives with the CEO's evaluation of strategic goal attainment and diligence to compliance accountability.

        We believe that the achievements highlighted below are directly attributable to goals set in the Executive Incentive Plan for 2014.

2014 Achievements

        We believe that total shareholder return ("TSR") is a useful measure of the Company's long-term performance. For 2014, the first complete fiscal year following our IPO, we achieved a TSR of 43.1%. TSR was calculated by comparing our closing stock price on the last trading day of fiscal year 2013 ($25.28) to our closing stock price on the last trading day of fiscal year 2014 ($36.17). No dividends were paid during fiscal year 2014.

        In addition, the Executive Incentive Plan adopted for incentive compensation paid in respect of performance during 2014 identified a number of specific financial metrics and strategic objectives that drive our growth and create long-term stockholder value, as described in greater detail below under "—Executive Compensation Program Elements—Annual Cash Performance Compensation." For 2014, we achieved the following results with respect to the following target metrics under the Executive Incentive Plan:

  •
  Achieved Pre-Tax Core Earnings of $378 million(1)

  •
  Achieved Core Net Finance Receivables—Consumer of $3.76 billion(2)

  •
  Achieved Consumer Loan & Insurance Pre-Tax Earnings per Store of $284,000(3)

  •
  Operating Expenses were $607 million(4)

  •
  Achieved $250 million in new auto loans during the first seven months of operations.

  •
  Achieved substantive progress toward strategic growth, efficiency and customer experience objectives

(1)
Pre-Tax Core Earnings represents our income before provision for income taxes on a historical accounting basis and excludes the following: results of operations from our non-core portfolio (Real Estate) and other non-originating legacy operations; restructuring expenses related to Consumer and Insurance; losses resulting from accelerated repayments and repurchases of long-term debt related to Core Consumer Operations (attributable to SHI); losses on fair value adjustments on debt related to Core Consumer Operations (attributable to SHI); one-time costs associated with debt refinance related to Consumer and Insurance; and results of operations attributable to non-controlling interests.

(2)
Core Net Finance Receivables represent the net finance receivables for Consumer on a historical accounting basis less deferred origination costs.

(3)
Consumer Loan & Insurance Pre-Tax Earnings per Store represents income before provision for income taxes on a historical accounting basis related to Consumer and Insurance and excludes losses resulting from accelerated repayments and repurchases of long-term debt and one-time costs associated with debt refinance divided by the average number of Consumer branch offices.

(4)
Operating expenses represent our salaries and benefits and other operating expenses and excludes the following: initial investments on auto loan product and digital operations; restructuring costs; and one-time transaction costs.

Non-GAAP Financial Measures

        Pre-Tax Core Earnings is a non-GAAP financial measure derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Segment Results" in our Annual Report on Form 10-K for the year ended December 31, 2014 for a quantitative reconciliation of our historical pretax income to Pre-Tax Core Earnings.

        Our segment financial information is on a historical accounting basis (a basis of accounting other than U.S. GAAP), which uses the same accounting basis that we employed prior to the Fortress Acquisition. This presentation provides a consistent basis to better understand our operating results. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2014 for a quantitative reconciliation of our pretax income on a push-down accounting basis to a historical accounting basis.

        On March 13, 2015, Springleaf adopted the Springleaf Holdings, Inc. Executive Severance Plan (the "Severance Plan"), which provides certain severance payments and benefits in the event that any eligible participant is terminated without cause, or in the event of a change in control, if any executive terminates employment for "good reason" (as defined in the Severance Plan). Each of the NEOs other than the CEO participates in the Severance Plan, as described in greater detail below under "—Potential Payments and Benefits Upon Termination."

        These and other measures under consideration by the Compensation Committee will help to strengthen our commitment to rewarding our executive officers for delivering sustainable results for our stockholders.

Compensation Philosophy and Guiding Principles

        The guiding principles of our executive compensation philosophy are summarized below:

Principle	Description
Attract and Retain Executive Talent	We collect and analyze commercially available compensation data to ensure that our compensation structures provide competitive compensation opportunities for individual executives at various levels of development within each executive role. Salary ranges and performance-based incentive opportunities are established for executive positions as well as all other positions throughout the Company. The Compensation Committee relies on this information when making executive compensation recommendations to the Board.
Align Executive and Stockholder Interests

Under the Executive Incentive Plan, our executive team obtains a clear understanding of the corporate and financial performance we expect to achieve and the compensation tied to the achievement of such performance. Goal-setting throughout the Company supports the corporate-level goals by aligning specific tasks and their impact on compensation levels.

Pay for Performance	Our compensation programs are designed to directly link pay and performance. Each executive's contribution to our performance directly impacts his or her annual compensation.
Organizational Stability

Stability and continuity in our executive team, an important factor in the successful execution of any corporate strategy, can be disrupted if compensation is not market-competitive. We review the market competitiveness of the base salaries and performance-based incentive compensation opportunities for our executive officers and other team members at least annually. Working within our established budget, we adjust the salaries of our executive officers and other team members whose market value has increased since their last annual review. Market value can increase through a variety of means, including assumption of additional responsibility, acquisition of needed skill or experience through career development, or external market influences.

Objectives and Design of Compensation Framework

        In 2014, our executive compensation program focused on the results achieved by our NEOs in attaining our annual goals and implementing our strategic business objectives, including:

  •
  Accelerating the growth of consumer receivables through our branch network

  •
  Expanding our customer base through new markets and merchant relationships

  •
  Extending our marketing reach through new technologies

  •
  Improving the efficiency and quality of loan decisions through state-of-the-art analytics

  •
  Managing operating expenses

  •
  Continuing to wind down non-core activities, including real estate assets

        Our executive compensation decisions were based upon:

  •
  Evaluation of the competitive market value of each executive's individual talent portfolio, including knowledge, experience, innovation, relationships, and leadership

  •
  Objective measurement of our achievement of annual goals and an evaluation of each executive's contribution to the achievement of such goals

  •
  Consideration of overall policy compliance in the attainment of financial and strategic goals

Consideration of Last Year's Say-on-Pay Vote

        At our 2014 annual meeting of stockholders, our stockholders were provided with the opportunity to cast an advisory vote on the compensation of our NEOs in 2013. The say-on-pay vote yielded approximately 97% approval. Notwithstanding this favorable vote, we continue to seek input from our stockholders to understand their views with respect to our approach to executive compensation, and in particular in connection with the Compensation Committee's efforts to tie compensation to performance. We believe that the adoption of the Executive Incentive Plan for 2014 furthers our goal of effectively tying compensation to performance.

Overview of Executive Compensation Program Elements

        The following chart sets forth various compensation elements under our executive compensation program for 2014, each of which is described in detail in this CD&A, and the purpose of each element.

Program Element	Purpose and Role
Annual Salary	Fixed amount that establishes a competitive base of compensation and recognizes the market value of the executive's talent portfolio.
Annual Cash Performance Compensation

Variable compensation that aligns decision-making behavior with the needs of customers and the aspirations of the Company and its stockholders by providing a financial consequence for the achievement of results.

Equity-Based Compensation

Variable compensation that establishes an ownership portion of total compensation that extends the executive's decision-making vision beyond the current year to long-term growth and prosperity. Forges a direct link between executive and stockholder interests by transforming executives into stockholders.

Benefits	Provides our executives with access to health and welfare benefit plans and fringe benefit programs.

Process for Executive Officer Compensation Decisions

Role of the Compensation Committee

        In accordance with its Charter, the role of the Compensation Committee is to evaluate the performance of our management team in light of stated Company goals and objectives and determine the CEO's compensation level based on this evaluation. The Compensation Committee also makes such modifications as it deems appropriate to the CEO's recommendations regarding the compensation of our other NEOs (see "—Role of the Chief Executive Officer" below) and requests approval by the Board.

Role of the Chief Executive Officer

        The CEO is responsible for reviewing the compensation of our other NEOs in light of their performance as compared to the performance guidelines established by the Compensation Committee and the competitive market. Consideration of annual cash and share-based compensation and competitive adequacy of annual salary is included in a recommendation to the Compensation Committee. Other than the CEO, our NEOs do not, either individually or as a group, play a direct role in executive compensation decisions.

Role of the Compensation Consultant

        Pursuant to its Charter, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants. During 2014, the Compensation Committee engaged Pearl Meyer & Partners ("PM&P") to assist the Compensation Committee with its responsibilities. The Compensation Committee sought PM&P's advice and recommendations on matters that came before the Compensation Committee including, but not limited to:

  •
  Form and amount of executive compensation and director compensation for 2014 and 2015

  •
  Composition of a competitive peer group (as described below)

  •
  Compensation governance and compliance

        PM&P does not provide any other services to Springleaf. Based on the Compensation Committee's review of the standards promulgated by the SEC and the NYSE to assess compensation advisor independence, which are identified in its Charter, the Compensation Committee concluded that the advice it received from PM&P represented an independent perspective without any conflict of interest.

CEO Compensation

Prior Payments and Benefits to Mr. Levine

        This section examines the rationale behind our CEO's pre-IPO compensation arrangements and how the Company continues to benefit from it. We believe that the equity grants and incentive units described below that were granted to our CEO prior to our IPO continue to properly compensate and incentivize our CEO to lead the Company and increase stockholder value. Due to these ongoing compensation arrangements, our CEO received a base salary for 2014 and was eligible to participate in our retirement, health and welfare benefit plans, and certain fringe benefit plans, but he did not separately receive an annual cash performance compensation award or any additional equity grants under the Executive Incentive Plan during 2014, as described in greater detail below under "—Executive Compensation Program Elements."

Grant of Restricted Stock Units Relating to Springleaf Holdings, Inc. Common Stock

        On September 30, 2013, Mr. Levine received a grant of 4,895,833 fully vested restricted stock units from our predecessor, Springleaf Holdings, LLC. The purpose of this grant was to create a significant ownership stake in the Company for Mr. Levine in order to retain his expertise and service on behalf of the Company and to align his long-term financial interests with those of the Company and its stockholders. These restricted stock units were settled in shares of our common stock in October 2013 and generally cannot be sold or otherwise transferred for five years following the settlement date, except to the extent necessary to satisfy certain tax obligations. The duration of these restrictions is designed to ensure Mr. Levine's engagement during the critical first five years of the Company's existence as a publicly traded enterprise.

Grant of Springleaf Financial Holdings, LLC Incentive Units

        On October 9, 2013, Mr. Levine received a grant of SFH incentive units (the "Incentive Units"). These Incentive Units are profit interests that will provide Mr. Levine with benefits (in the form of distributions) only if SFH makes distributions to one or more of its common members that exceed specified threshold amounts. These Incentive Units held by Mr. Levine are entitled to vote together with SFH common units as a single class on all matters.

        Mr. Levine is generally entitled to receive distributions in respect of these Incentive Units only if he is employed by us or one of our affiliates on, and has not given or received notice of termination of such employment as of, the date the distribution is paid. No distributions will be provided to Mr. Levine in respect of the Incentive Units following his termination of employment for any reason other than death, in which case his beneficiaries will be entitled to any distributions made in respect of the Incentive Units following the date of death.

        Should distributions be granted based upon the Incentive Units, they will be reported in the Summary Compensation Table for the year in which any such distributions occur. No distributions were granted based on the Incentive Units during 2014.

Executive Compensation Program Elements

Annual Salary

        Annual salary is the core component of market competitiveness. Executives are valued for their experience, skills and relationships, and salary is used to acknowledge the strengths each executive possesses in these areas. Other compensation components are typically established as target amounts expressed as a percentage of the annual salary. It is therefore critical that annual salary keep pace with changes in the talent market as well as with growth in the executive's individual talent portfolio.

        Annual salary for the CEO was set by the Compensation Committee. The CEO recommended the annual salaries for the other NEOs to the Compensation Committee, and they were ultimately considered approved by the Board. Although comparative market data showed variability between different executive roles, the decision was made to maintain a similar salary level for the NEOs and differentiate going forward as necessary. The 2014 annual salaries for our NEOs, which did not change during 2014, were as follows:

Named Executive Officer	2014 Annual Salary ($)
Jay N. Levine	400,000
Minchung (Macrina) Kgil	350,000
Timothy S. Ho	350,000
Robert A. Hurzeler	350,000
Lawrence N. Skeats	350,000

Annual Cash Performance Compensation

        Under the provisions of the Executive Incentive Plan, the CEO developed and recommended the adoption of a performance compensation program for 2014 contingent upon attainment of specific financial metrics and strategic objectives relevant to the responsibilities of each NEO who participated in the Executive Incentive Plan, each of which drives growth and creates long term stockholder value, including Pre-Tax Core Earnings, Core Net Finance Receivables—Consumer, Consumer Loan & Insurance Earnings per Store, Operating Expenses and auto loan origination volume. Our CEO did not participate in the Executive Incentive Plan during 2014 due to his prior compensation and benefits arrangements, which we believe appropriately compensated and influenced our CEO for performance during 2014. For a description of our CEO's prior compensation and benefits arrangements, see the section above entitled "—CEO Compensation."

        The Executive Incentive Plan sets annual compensation targets for each NEO (other than our CEO), and a performance range with accompanying variability of compensation was determined for each metric. For 2014, each of our NEOs (other than our CEO) was eligible to earn the following target bonus amounts:

Named Executive Officer	2014 Target Bonus ($)
Minchung (Macrina) Kgil	700,000
Timothy S. Ho	700,000
Robert A. Hurzeler	700,000
Lawrence N. Skeats	500,000

        Upon completion of the performance year and finalization of the financial metrics and strategic objectives used to measure performance, the CEO provided a candid evaluation of, and a recommendation regarding, each NEO's contribution towards the attainment of the applicable metrics and objectives. The Compensation Committee reviewed the CEO's recommendation in light of Company's performance for the year and submitted its recommendation to the Board regarding the annual cash performance compensation award for each NEO (other than the CEO). Based on the CEO's evaluation and recommendation, the Compensation Committee determined and recommended to the Board that the Pre-Tax Core Earnings metric was achieved well above target (140% award level), the Core Net Finance Receivables metric was achieved slightly above target (102% award level), the Operating Expenses metric was achieved below target (83% award level), the auto loan origination volume metric was achieved below target (50% award level), and the Consumer Loan & Insurance Pre-Tax Earnings per Store metric was not achieved (0% award level). The Board ratified the recommendation of the Committee by unanimous written consent. Based on these results, Ms. Kgil and Messrs. Ho, Hurzeler and Skeats were eligible to receive annual cash compensation awards under the Executive Incentive Plan in the respective amounts set forth in the "Bonus" column of the Summary Compensation Table for 2014, below.

        Pursuant to the terms and calculated results of the Executive Incentive Plan, the NEOs (other than the CEO) received 50% of the amounts payable under the Executive Incentive Plan in cash, as shown in the following table. As described in greater detail below under "—Equity-Based Compensation," the NEOs (other than the CEO) received the remaining 50% of the amounts payable under the Executive Incentive Plan in the form of restricted stock units ("RSUs") in early 2015. The table also discloses cash compensation relating to 2013 that was withheld, subject to risk of reduction or forfeiture, until specified payment dates in 2014.

Named Executive Officer	Awards per Prior Agreement ($)		Annual Cash Performance Compensation Award for 2014 ($)
Minchung (Macrina) Kgil	225,000	(1)	416,000
Timothy S. Ho	—		349,000
Robert A. Hurzeler	—		349,500
Lawrence N. Skeats	—		300,500

(1)
Includes $50,000 payments in July and December of 2014 pursuant to a prior agreement, and a payment of $125,000 withheld until September of 2014.

Equity-Based Compensation

        Our equity-based compensation program uniquely ties annual performance to the Company's long-term success by basing the magnitude of our RSU grants on the applicable NEO's performance during the prior year. Our Executive Incentive Plan for 2014 was structured to balance cash and stock compensation above the first $500,000 in cash compensation (or the equivalent pro-rata value for executives hired after January 1, 2014). After accounting for salary, all bonus compensation was awarded as cash until the sum of salary plus bonus equaled $500,000. The next segment of compensation was awarded as RSUs until the grant date fair value of RSUs was equal to the bonus cash included in the $500,000. Once bonus cash and RSU grant date fair value was equalized, all subsequent compensation awarded was divided evenly between cash and RSUs. As a result of these calculations, each of the NEOs participating in the Executive Incentive Plan for 2014 received 50% of the compensation payable under the Executive Incentive Plan in cash and 50% of the compensation payable under the Executive Incentive Plan in the form of RSUs, as described below.

        The RSUs are issued as S-RSUs, which vest in equal installments on each of the first three anniversaries of the grant date, contingent upon the NEO's continued employment through each vesting date. S-RSUs effectively align the interests of our NEOs with those of our stockholders since the value of each award is tied to the Company's stock price, and such awards provide additional retentive value until the applicable restrictions lapse on the final vesting date.

        During 2014, in recognition of her performance in 2013 and continuing potential future impact to the Company, Ms. Kgil received a grant of S-RSUs under the Omnibus Incentive Plan. In addition, as part of the negotiated initial compensation packages for Messrs. Ho, Hurzeler and Skeats, each received a one-time grant of S-RSUs similar to grants of S-RSUs received by our other NEOs at the time of our IPO and, as an incentive to deliver the strategy objectives for which they were hired timely and effectively, each was also granted a substantial opportunity to earn additional RSUs conditioned upon the Company achieving a specified amount of Pre-Tax Core Earnings for any twelve-month period by the end of 2016. The agreements provide for 75% of the RSUs to vest if 90% of the goal is attained or 50% of the RSUs if 80% of the goal is attained. These performance-based RSUs ("P-RSUs") will be converted after attainment of the revenue goal to S-RSUs, which would then vest in equal installments on each of the first three anniversaries of the grant date (or in two equal annual installments in the case of Mr. Ho), subject to the executive's continued employment through each vesting date.

        The following table discloses the type, number and grant date fair market value of RSUs granted to each of our NEOs during 2014.

Named Executive Officer	Type of Award	Number of RSUs (#)	Grant Date Value ($)
Minchung (Macrina) Kgil	S-RSU	9,960	250,000
	P-RSU	—	—
Timothy S. Ho	S-RSU	62,770	1,600,000
	P-RSU	251,079	6,400,000
Robert A. Hurzeler	S-RSU	39,231	1,000,000
	P-RSU	156,924	4,000,000
Lawrence N. Skeats	S-RSU	14,675	350,000
	P-RSU	58,700	1,400,000

        Pursuant to the terms of the Executive Incentive Plan for 2014, 50% of the total annual bonus for each of Ms. Kgil and Messrs. Ho, Hurzeler and Skeats was not paid in cash, but was awarded in the form of S-RSUs on February 17, 2015. Ms. Kgil received S-RSUs on February 17, 2015 with a grant date value of $416,000, and Messrs. Ho, Hurzeler and Skeats each received S-RSUs on

February 17, 2015 with a grant date value of $349,000, $349,500, and $300,500, respectively. As stock-based compensation awarded in 2015, these awards will be reported in our Summary Compensation Table for 2015.

        Our CEO did not receive S-RSUs or P-RSUs during 2014 due to his prior compensation and benefits arrangements, which we believe to have appropriately compensated and incentivized our CEO for performance during 2014. For a description of our CEO's prior compensation and benefits arrangements, see the section above entitled "—CEO Compensation."

Benefits

Termination Benefits and Policies

        Mr. Levine is eligible to receive the termination benefits as described in his employment agreement (see "—Employment Agreement with Mr. Levine" below for additional information).

        On March 13, 2015, the Company adopted the Severance Plan and Ms. Kgil and Messrs. Ho, Hurzeler and Skeats were named as eligible participants. For Messrs. Ho and Hurzeler, the severance payments and benefits payable under the Severance Plan will be reduced by the amount of any termination benefits payable to them pursuant to the terms of their respective employment agreements (see "—Employment Arrangements with Mr. Ho" and "—Employment Arrangements with Mr. Hurzeler" below for additional information). For a description of the Severance Plan, see the section below entitled "—Potential Payments and Benefits Upon Termination."

Retirement Benefits

        All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan (the "401(k) Plan"). We match a percentage of each participant's contributions to the 401(k) Plan up to the statutory limitation.

        Our defined benefit plans include a tax-qualified pension plan (the "Retirement Plan") and a non-qualified Excess Retirement Income Plan (the "Excess Plan") (collectively the "Pension Plans"). Each of the Pension Plans provides for a yearly benefit based on years of service and average final salary. The Pension Plans and their benefits are described in greater detail below under "—Pension Benefits for 2014." As of December 31, 2012, which was prior to eligibility for all of our NEOs other than our CEO, both Pension Plans were frozen with respect to both salary and service levels to prevent future increases in the benefit liabilities established under the applicable Pension Plan. We continue to fund the Retirement Plan's trust to the extent the assets in the trust are less than the present value of the liabilities associated with the Retirement Plan's benefits.

Welfare and Other Indirect Benefits

        All of our NEOs participate in the same health and welfare benefit plans and fringe benefit programs generally available to all other employees.

Employment Agreements

Employment Agreement with Mr. Levine

        On September 30, 2014, SFI and Springleaf General Services Corporation entered into an employment agreement with Mr. Levine pursuant to which he serves as our President and CEO. The initial term of the agreement expires on December 31, 2015, and the agreement will automatically be renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        Mr. Levine's employment agreement provides that Mr. Levine receives an annual base salary of $400,000. The agreement also provides that Mr. Levine is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available by us to our senior executives.

        Mr. Levine's employment agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) or by Mr. Levine for "good reason" (as defined in the agreement and summarized below), and if Mr. Levine executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        Mr. Levine's employment agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Levine will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

        For purposes of Mr. Levine's employment agreement, "good reason" means, in summary, (i) a substantial and sustained diminution in his authority or responsibility, (ii) a reduction of his base salary or bonus opportunity (other than an across-the-board reduction of less than 10% for all senior management), (iii) relocation of his principal location of employment by more than 25 miles, (iv) his removal as CEO or as a member of our Board, (v) failure to pay him compensation when due, or (vi) our failure to renew the term of the agreement.

Employment Arrangements with Mr. Ho

Current Employment Agreement with Mr. Ho

        On February 18, 2014, SFI and Springleaf General Services Corporation entered into an employment agreement with Mr. Ho (the "Current Ho Employment Agreement") pursuant to which he serves as our Executive Vice President, Digital Operations. The term of the Current Ho Employment Agreement will expire on December 31, 2015, and effective as of January 1, 2016, Mr. Ho will become subject to the terms and conditions of the employment agreement described below under the heading "—New Employment Agreement with Mr. Ho."

        The Current Ho Employment Agreement provides that Mr. Ho receives an annual base salary of $350,000 and is eligible to receive a bonus payable under the Omnibus Incentive Plan. The agreement provides for a 2014 minimum annual bonus in the amount of $650,000. In addition, Mr. Ho received a sign-on bonus of $268,750 (to partially compensate Mr. Ho for loss of compensation resulting from an arrangement with his prior employer) and a one-time equity grant relating to 313,849 shares of common stock, 62,770 of which are S-RSUs that vest ratably over a three-year period and 251,079 of which are P-RSUs that vest based on the achievement of a specified amount of pre-tax earnings by the end of 2016, after which the number of P-RSUs that vest are converted into S-RSUs that vest in two equal annual installments. The agreement also provides that Mr. Ho is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available to the Company's other similarly situated executives.

        The Current Ho Employment Agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) and if Mr. Ho executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        The Current Ho Employment Agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Ho will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

New Employment Agreement with Mr. Ho

        On April 13, 2015, we entered into a new employment agreement with Mr. Ho (the "New Ho Employment Agreement"), which will replace, conditioned on the closing of the OneMain Financial Holdings, Inc. transaction by January 1, 2016, the Current Ho Employment Agreement effective as of January 1, 2016. The agreement provides that Mr. Ho will continue to serve as our Executive Vice President, Digital Operations under the agreement for an initial term beginning on January 1, 2016 and ending on December 31, 2018. The agreement will automatically be renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        The New Ho Employment Agreement provides that Mr. Ho will continue to receive an annual base salary of $350,000 and will be eligible to receive a minimum annual bonus of $400,000 for each full calendar year during the term of the agreement, subject to his continued employment on the payment date. The agreement also provides that Mr. Ho will continue to be eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available to the Company's other similarly situated executives during the term of the agreement.

        The New Ho Employment Agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) and if Mr. Ho executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        The New Ho Employment Agreement provides that Mr. Ho will not compete with us for three years following the termination of his employment by us for cause or a voluntary termination by Mr. Ho (one year following termination by us for any other reason). In addition, the agreement provides that Mr. Ho will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for three years following the termination of his employment by us for cause or a voluntary termination by Mr. Ho (two years following termination by us for any other reason). The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Employment Arrangements with Mr. Hurzeler

Current Employment Agreement with Mr. Hurzeler

        On January 17, 2014, SFI and Springleaf General Services Corporation entered into an employment agreement with Mr. Hurzeler (the "Current Hurzeler Employment Agreement") pursuant to which he serves as our Executive Vice President, Auto Lending. The term of the Current Hurzeler Employment Agreement will expire on December 31, 2015, and effective as of January 1, 2016,

Mr. Hurzeler will become subject to the terms and conditions of the employment agreement described below under the heading "—New Employment Agreement with Mr. Hurzeler."

        The Current Hurzeler Employment Agreement provides that Mr. Hurzeler receives an annual base salary of $350,000 and is eligible to receive a bonus payable under the Omnibus Incentive Plan. The agreement provides for a 2014 minimum annual bonus in the amount of $500,000. In addition, Mr. Hurzeler received a sign-on bonus of $150,000 (to partially compensate Mr. Hurzeler for compensation lost as a result of leaving his prior employer) and a one-time equity grant relating to 196,155 shares of common stock, 39,231 of which are S-RSUs that vested ratably over a three-year period and 156,924 of which are P-RSUs that vest based on the achievement of a specified amount of pre-tax earnings by the end of 2016, after which the number of P-RSUs that vest are converted into S-RSUs that vest ratably over a three-year period. The agreement also provides that Mr. Hurzeler is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available to the Company's other similarly situated executives.

        The Current Hurzeler Employment Agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) and if Mr. Hurzeler executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        The Current Hurzeler Employment Agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Hurzeler will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

New Employment Agreement with Mr. Hurzeler

        On April 13, 2015, we entered into a new employment agreement with Mr. Hurzeler (the "New Hurzeler Employment Agreement"), which will replace, conditioned on the closing of the OneMain Financial Holdings, Inc. transaction by January 1, 2016, the Current Hurzeler Employment Agreement effective as of January 1, 2016. The agreement provides that Mr. Hurzeler will continue to serve as our Executive Vice President, Auto Lending under the agreement for an initial term beginning on January 1, 2016 and ending on December 31, 2018. The agreement will automatically be renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        The New Hurzeler Employment Agreement provides that Mr. Hurzeler will continue to receive an annual base salary of $350,000 and will be eligible to receive a minimum annual bonus of $400,000 for each full calendar year during the term of the agreement, subject to his continued employment on the payment date. The agreement also provides that Mr. Hurzeler will continue to be eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available to the Company's other similarly situated executives during the term of the agreement.

        The New Hurzeler Employment Agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) and if Mr. Hurzeler executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        The New Hurzeler Employment Agreement provides that Mr. Hurzeler will not compete with us for three years following the termination of his employment by us for cause or a voluntary termination by Mr. Hurzeler (one year following termination by us for any other reason). In addition, the agreement provides that Mr. Hurzeler will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for three years following the termination of his employment by us for cause or a voluntary termination by Mr. Hurzeler (two years following termination by us for any other reason). The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Offer Letter to Mr. Skeats

        On January 3, 2014, Springleaf General Services Corporation provided an offer letter to Mr. Skeats pursuant to which he serves as our Chief Administrative Officer. The offer letter provides Mr. Skeats with an annual base salary of $350,000, a minimum annual bonus of $500,000 for 2014 (subject to his continued active employment on the date the bonus is paid), and eligibility to participate in our employee benefit plans. The offer letter also required that Mr. Skeats enter into a Confidentiality and Non-Solicitation Agreement as a condition to commencing employment with us.

Executive Compensation Governance

        Our executive compensation program is governed by the Board with specific duties delegated to the Compensation Committee. The Compensation Committee partners with management and its independent advisor to ensure that it has the relevant facts and perspective to make decisions and/or recommendations to the Board that are in the best interests of the Company and its shareholders.

Role of the Compensation Committee

        The role of the Compensation Committee is described in detail in the Compensation Committee Charter, which is available on our website at http://investor.springleaffinancial.com/governance.cfm. A summary of the Committee's role is provided here.

  •
  Reviews at least annually the goals and objectives of our executive compensation plans.

  •
  Evaluates annually the performance of the CEO in light of the goals and objectives of our executive compensation plans.

  •
  Evaluates annually the performance of our other executive officers in light of the goals and objectives of our executive compensation plans.

  •
  Evaluates annually the appropriate level of compensation for Board and Committee service by our non-employee directors.

  •
  Reviews and approves any severance or termination arrangements to be made with our executive officers.

  •
  Reviews and discusses with management the CD&A, and based on that review and discussion, recommends to the Board that the CD&A be included in our annual proxy statement or annual report on Form 10-K.

  •
  Considers the results of stockholder advisory votes on executive compensation as required by Section 14A of the Exchange Act.

  •
  Reviews compensation arrangements for our employees in order to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and our compensation arrangements.

  •
  Reviews and approves the terms of any compensation "clawback" or similar policy or agreement applicable to our executive officers or other employees subject to Section 16 of the Exchange Act.

  •
  Prepares the Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in our annual proxy statement or annual report on Form 10-K.

Role of Management

        Our senior management has the responsibility to ensure that the Compensation Committee has the information about the Company, its employees, and its financial performance that are necessary to evaluate the performance of the CEO and our other executive officers. Management's responsibilities include:

  •
  Researching competitive compensation trends among our peer group of companies (as described below, the "Peer Group"), industry, and professional disciplines and reporting how our compensation practices compare.

  •
  Reviewing the Peer Group annually and recommending additions or deletions as appropriate.

  •
  Designing and recommending the Executive Incentive Plan with compensation targets, financial and strategic performance metrics, and weightings that enable objective evaluation of the CEO's and other executive officers' execution of goals and strategy.

  •
  Designing and recommending compensation and benefits practices for our employees that are competitive and conducive to the achievement of Company and stockholder interests.

  •
  Monitoring and reporting on the potential dilutive effect of share-based compensation programs.

  •
  Reviewing, evaluating, and complying with laws, regulations and requirements of federal and state governments as well as institutional investor advisors.

  •
  Providing other information as requested by the Compensation Committee.

Role of the Compensation Consultant

        As described above in the section entitled "—Process for Executive Officer Compensation Decisions," the Compensation Committee retained PM&P during 2014 as their external independent compensation consultant. PM&P attends Compensation Committee meetings upon invitation to provide advice on compensation related decisions. PM&P did not provide advice or guidance to the Compensation Committee for 2014 base salaries. They reviewed the composition of our Peer Group and provided the Compensation Committee with competitive market data from the Peer Group for use in 2014 bonus decisions, as well as decisions relating to 2015 compensation. The Compensation Committee used such data to develop a general understanding of current compensation practices, but did not rely on such data to provide a strict framework for making compensation decisions. PM&P also provided the Committee with updates on compensation trends and advice on the methods used by institutional shareholder advisors to evaluate Company practices.

Role of the Chief Risk Officer

        In reviewing proposed variable compensation programs for our executive officers and other employees, the Compensation Committee balances the business risks inherent in the program design to ensure they encourage responsible investment of our resources and do not unintentionally reward imprudent risk-taking. During 2014, the Compensation Committee requested a review of all of our compensation plans by our Chief Risk Officer, who briefed the Compensation Committee at its meeting on December 16, 2014. Based on this review, we concluded that our compensation plans were well-defined and well documented, that the balance of the metrics appeared to be appropriate, and that there were no situations where the total incentive compensation paid was sufficient to encourage excessive risk-taking.

Compensation Peer Group

        As described above, our Peer Group is a product of the joint deliberation of the Compensation Committee, members of management, and PM&P. The Compensation Committee considered the following factors when selecting companies to comprise the Peer Group:

Peer Group Considerations

  •
  Market Capitalization

  •
  Assets

  •
  Industry

  •
  Lines of Business

  •
  Performance

  •
  Size of Employee Population

  •
  Similarity of Talent Needs

        Based on our assessment of the foregoing factors, the current Peer Group includes the following 14 companies:

Ticker	Company	Ticker	Company
AAN	AARON'S, INC.	NNI	NELNET, INC.
APO	APOLLO GLOBAL MANAGEMENT, LLC	NSM	NATIONSTAR MORTGAGE HOLDINGS INC.
ARCC	ARES CAPITAL CORPORATION	OCN	OCWEN FINANCIAL CORP.
CACC	CREDIT ACCEPTANCE CORP.	PHH	PHH CORPORATION
CIT	CIT GROUP INC.	PRAA	PORTFOLIO RECOVERY ASSOCIATES INC.
CSH	CASH AMERICA INTERNATIONAL, INC.	SC	SANTANDER CONSUMER USA HOLDINGS
ECPG	ENCORE CAPITAL GROUP, INC.	SLM	SLM CORPORATION

Tax Considerations

        At the time when Section 162(m) of the IRC becomes applicable to us, annual compensation in excess of $1 million paid to individuals who are "covered employees" will not be deductible by us unless it is "performance-based compensation" or meets another applicable exemption from the limitation. The Compensation Committee may authorize payments or awards to eligible participants who are covered employees (or to individuals whom the Compensation Committee believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the IRC, to the extent it is applicable to us. To qualify, the exercisability and/or payment of such awards generally must be subject to the achievement of performance criteria based upon one or more performance goals set forth in the applicable plan document and to certification of such achievement in writing by the Compensation Committee. The performance criteria must be established in writing by the Compensation Committee not later than the time period prescribed under Section 162(m) of the IRC.

        In order to compete effectively for executive-level talent, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed this CD&A with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board that this CD&A be included in the Company's 2015 Proxy Statement.

Members of the Compensation Committee:

Roy A. Guthrie, Chairman
Ronald M. Lott

2014 Executive Compensation

        The following tables contain compensation information with respect to our NEOs for 2014, 2013 and 2012. As described above in the section entitled "Executive Compensation—Compensation Discussion and Analysis—Introduction," SHI was newly formed in 2013, and therefore the 2012 and 2013 compensation presented below in respect of our NEOs was determined in accordance with policies and practices initially developed by the SHI's predecessor entities (now subsidiaries), SFI and SFC.

Summary Compensation Table for 2014

        The table below summarizes information regarding compensation for the years 2012 through 2014, as applicable, for each of our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Jay N. Levine,	2014	400,000	—	—	10,032	13,439	423,471
President and Chief	2013	400,000	—	78,333,328	—	10,200	78,743,528
Executive Officer	2012	476,923	—	—	29,351	94,008	600,282
Minchung (Macrina) Kgil,	2014	350,000	416,000	250,000	—	13,439	1,029,439
Executive Vice President	2013	350,000	175,000	1,999,999	—	10,200	2,535,199
and Chief Financial
Officer
Timothy S. Ho,	2014	333,846	349,000	8,000,000	—	10,200	8,693,046
Executive Vice President, Digital Operations(5)
Robert A. Hurzeler,	2014	316,346	349,500	5,000,000	—	7,423	5,673,269
Executive Vice President, Auto Lending(5)
Lawrence N. Skeats,	2014	336,539	300,500	1,750,000	—	10,623	2,397,662
Executive Vice President and Chief Administrative Officer(5)

(1)
The amounts in this column generally represent annual cash bonuses paid to the NEOs in respect of performance for the applicable year, except that the amounts listed in 2013 and 2014 for Ms. Kgil consist in part of amounts paid in respect of a prior performance period or other commitment, as described in above in the section entitled "—Compensation Discussion and Analysis—Executive Compensation Program Elements."

(2)
The amounts in this column for 2014 represent the grant date fair value of S-RSUs granted to Ms. Kgil in respect of performance in 2013 and one-time grants of S-RSUs and P-RSUs to each of Messrs. Ho, Hurzeler and Skeats as part of their initial compensation packages, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value of the P-RSUs is based on the probable achievement of the applicable performance conditions under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts for 2013 in this column represent the grant date fair value of fully vested RSUs granted to Mr. Levine prior to the completion of our IPO that were settled in shares of our common stock in October 2013, and S-RSUs granted to Ms. Kgil in conjunction with the IPO. For a summary of the assumptions used in the valuation of these awards, please see note 21 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
The amounts in this column for 2012 and 2014 reflect the actuarial increase in the present value of the pension benefits under our Pension Plans for Mr. Levine, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. The actual change in pension value for 2013 was negative for Mr. Levine ($3,907). There were no above-market earnings on deferred compensation under the non-qualified deferred compensation programs. The Pension Plans were frozen effective as of December 31, 2012, prior to eligibility for our other NEOs. These amounts were calculated using discount rates of 3.99% for the Retirement Plan and 3.41% for the Excess Plan as of December 31, 2012; discount rates of 4.85% for the Retirement Plan and 4.28% for the Excess Plan as of December 31, 2013; and discount rates of 3.90% for the Retirement Plan and 3.55% for the Excess Plan as of December 31, 2014.

(4)
For 2014, the amounts in this column include (i) an employer match equal to $10,200 contributed to our 401(k) Plan for each of Ms. Kgil and Messrs. Levine, Skeats and Ho; and 7,000 for Mr. Hurzeler; (ii) company contributions to Health Savings Accounts equal to $423 for Messrs. Hurzeler and Skeats; and (iii) $3,239 contributed to our 401(k) Plan for each of Mr. Levine and Ms. Kgil pursuant to the Profit Sharing provision of the 401(k) Plan.

(5)
Messrs. Ho, Hurzeler and Skeats each joined the Company in 2014.

Grants of Share-Based Awards for 2014

        During 2014, we granted S-RSUs to Ms. Kgil in recognition of her 2013 performance. In recognition of the role they are expected to play in achieving our strategic growth objectives, we also entered into contractual agreements that provided for one-time grants of S-RSUs and P-RSUs to Messrs. Ho, Hurzeler and Skeats as part of their initial compensation packages. These initial compensation packages are structured with a dual purpose: 20% of the potential RSUs were granted subsequent to the date of hire as S-RSUs as an investment in Company ownership similar to grants made to our other executive officers at the time of the IPO, and the remaining 80% of the potential RSUs were awarded as P-RSUs that will be granted only if specific performance objectives are met. Depending upon the level of performance achieved during the period between the grant date of the P-RSUs and December 31, 2016, and in a manner designed to create further retentive value, 50% to 100% of the P-RSUs may be granted as service-based RSUs scheduled to vest in equal installments on each of the first three anniversaries of the grant date.

        The following table summarizes the equity awards we made to our NEOs in 2014.

		Estimated Future Payout Under Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Minchung (Macrina) Kgil	3/17/2014	—	—	—	9,960	250,000
Timothy S. Ho	2/18/2014	125,540	251,079	—	62,770	1,600,000
Robert A. Hurzeler	2/18/2014	78,462	156,924	—	39,231	1,000,000
Lawrence N. Skeats	4/25/2014	29,350	58,700	—	14,675	350,000

(1)
Represents P-RSUs granted to Messrs. Ho, Hurzeler and Skeats as part of their initial compensation packages. Depending upon the level of performance achieved during the period between the grant date of the P-RSUs and December 31, 2016, 50% (threshold) to 100% (target) of the P-RSUs may be granted as service-based RSUs scheduled to vest in equal installments on each of the first three anniversaries of the grant date. The P-RSUs do not provide for payout above 100% (target).

(2)
Represents S-RSUs granted to Ms. Kgil in 2014 in respect of performance in 2013 and the one-time grant of S-RSUs to Messrs. Ho, Hurzeler and Skeats as part of their initial compensation packages. Each S-RSU vests in three equal installments on the dates specified in their agreements, subject to continued employment through the applicable vesting date.

(3)
The amounts in this column represent the grant date fair value of S-RSUs granted to Ms. Kgil in respect of performance in 2013 and the one-time grant of S-RSUs to Messrs. Ho, Hurzeler and Skeats as part of their initial compensation packages, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value of the P-RSUs is based on the probable achievement of the applicable performance conditions under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at Fiscal Year End for 2014

        The following table summarizes the equity awards made to our NEOs that were unvested and outstanding as of December 31, 2014.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Minchung (Macrina) Kgil	117,647	(3)	4,255,292	—		—
	9,960	(4)	360,253
Timothy S. Ho	41,847	(5)	1,513,606	251,079	(6)	4,540,763
Robert A. Hurzeler	26,154	(7)	945,990	156,924	(8)	2,837,971
Lawrence N. Skeats	9,783	(9)	353,851	58,700	(10)	1,061,590

(1)
The market value of the S-RSUs shown in the column was determined by multiplying the number of S-RSUs by the closing price of our common stock on December 31, 2014 ($36.17).

(2)
The market value of the P-RSUs shown in the column was determined assuming the achievement of threshold performance goals, which would result in the number of P-RSUs being earned at 50%, and multiplying this number of shares by the closing price of our common stock on December 31, 2014 ($36.17).

(3)
Represents S-RSUs vesting in equal installments on 1/2/2015, 1/4/2016, 1/3/2017 and 1/2/2018.

(4)
Represents S-RSUs vesting in equal installments on 3/17/2015, 3/17/2016 and 3/17/2017.

(5)
Represents S-RSUs vesting in equal installments on 12/31/2015 and 12/31/2016.

(6)
Represents P-RSUs, that, depending upon the level of performance achieved during the period between the grant date of the P-RSUs and December 31, 2016, may be paid out between 50% and 100%. Earned P-RSUs will be granted as service-based RSUs scheduled to vest in equal installments on each of the first three anniversaries of the grant date.

(7)
Represents S-RSUs vesting in equal installments on 12/31/2015 and 12/31/2016.

(8)
Represents P-RSUs, that, depending upon the level of performance achieved during the period between the grant date of the P-RSUs and December 31, 2016, may be paid out between 50% and 100%. Earned P-RSUs will be granted as service-based RSUs scheduled to vest in equal installments on each of the first three anniversaries of the grant date.

(9)
Represents S-RSUs vesting in equal installments on 12/31/2015 and 12/31/2016.

(10)
Represents P-RSUs, that, depending upon the level of performance achieved during the period between the grant date of the P-RSUs and December 31, 2016, may be paid out between 50% and 100%. Earned P-RSUs will be granted as service-based RSUs scheduled to vest in equal installments on each of the first three anniversaries of the grant date.

Stock Vested for 2014

        Springleaf has no stock options outstanding. The table below shows the number and fair market value of RSUs that vested in 2014.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Timothy S. Ho	20,923	756,785
Robert A. Hurzeler	13,077	472,995
Lawrence N. Skeats	4,892	176,944

(1)
Represents S-RSUs that vested on December 31, 2014 at $36.17 per share.

Pension Benefit Valuation for 2014

        The Pension Plans were frozen effective December 31, 2012, prior to the eligibility of our NEOs other than Mr. Levine. No additional participants have been or will be allowed entry into the plans and no additional creditable service has been or will be awarded to Mr. Levine after December 31, 2012. In accordance with SEC rules, the accumulated benefits are presented as if they were payable upon the NEO's normal retirement at age 65.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During 2014 ($)
Jay N. Levine	Springleaf Financial Services Retirement Plan	0.750	28,449	—
	Springleaf Financial Services Excess Plan	0.750	7,027	—

	Total		35,476	—

(1)
Assumptions used in the calculation of the present value of the accumulated benefits include: (i) discount rates of 3.90% for the Retirement Plan and 3.55% for the Excess Plan; (ii) RP-2014 mortality table with MP-2014 projection scale, post-retirement only; and (iii) normal retirement age (65), or current age if older.

Pension Plan Benefit Formulas

        The Retirement Plan and Excess Plan formulas range from 0.925% to 1.425% times average final compensation for each year of credited service accrued from April 1, 1985 to December 31, 2012, up to 44 years, and 1.25% to 1.75% times average final compensation of a participant for each year of credited service accrued prior to April 1, 1985, up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

        For purposes of both the Retirement Plan and the Excess Plan, average final compensation is the average annual pensionable salary of a participant during those three consecutive years in the last ten years of credited service, prior to the Pension Plans being frozen, that afford the highest such average. Final average compensation does not include amounts attributable to overtime pay, supplemental cash incentive payments, annual cash bonuses or long-term incentive awards, except for the branch operations incentive plan.

Death and Disability Benefits

        Each of the Retirement Plan and the Excess Plan also provides for death and disability benefits. The Retirement Plan and the Excess Plan generally provide a death benefit to active participants who die before age 65 equal to 50% of the benefit the participant would have received if he or she had terminated employment on the date of death, survived until his or her earliest retirement date and elected a 50% joint and survivor annuity.

        Under the Retirement Plan and the Excess Plan, participants continued to accrue credited service through December 31, 2012 while receiving payments under SFI's sponsored long-term disability plan or during periods of unpaid medical leave before reaching age 65 if they had at least ten years of service when they become disabled. Participants who had less than ten years of credited service when they become disabled continued to accrue credited service for a maximum of three additional years but no later than December 31, 2012.

        As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Excess Plan is reduced by amounts payable under the Retirement Plan.

Potential Payments and Benefits Upon Termination

        The following table shows the payments and benefits that our NEOs would have been eligible to receive from us if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2014. Additional information about Pension Plan benefits payable upon certain terminations is provided in "—Pension Benefits for 2014" above.

Name	Severance ($)(1)	Pension Plan Credit ($)(2)	Unvested Equity Awards ($)(3)	Total ($)
Jay N. Levine
Resignation	—	—	—	—
Involuntary Termination without Cause	400,000	—	—	400,000
Termination with Good Reason(4)	400,000	—	—	400,000
Death	—	—	—	—
Disability	—	—	—	—
Retirement	—	—	—	—
Involuntary Termination After Change In Control(5)	400,000	—	—	—
Minchung (Macrina) Kgil
Resignation	—	—	—	—
Involuntary Termination without Cause	53,846	—	1,063,832	1,117,678
Termination with Good Reason(4)	—	—	—	—
Death	—	—	4,255,292	4,255,292
Disability	—	—	4,255,292	4,255,292
Retirement	—	—	—	—
Involuntary Termination After Change In Control(5)	53,846	—	4,615,545	4,669,391
Timothy S. Ho
Resignation	—	—	—	—
Involuntary Termination without Cause	350,000	—	—	350,000
Termination with Good Reason(4)	—	—	—	—
Death	—	—	—	—
Disability	—	—	—	—
Retirement	—	—	—	—
Involuntary Termination After Change In Control(5)	350,000	—	10,595,097	10,945,097
Robert A. Hurzeler
Resignation	—	—	—	—
Involuntary Termination without Cause	350,000	—	—	350,000
Termination with Good Reason(4)	—	—	—	—
Death	—	—	—	—
Disability	—	—	—	—
Retirement	—	—	—	—
Involuntary Termination After Change In Control(5)	350,000	—	6,621,823	6,971,823
Lawrence N. Skeats
Resignation	—	—	—	—
Involuntary Termination without Cause	40,385	—	—	40,385
Termination with Good Reason(4)	—	—	—	—
Death	—	—	—	—
Disability	—	—	—	—
Retirement	—	—	—	—
Involuntary Termination After Change In Control(5)	40,385	—	2,476,994	2,517,379

(1)
Based on our standard severance policy and NEO service as of December 31, 2014, except for Messrs. Levine, Ho, and Hurzeler, where it is based on the terms of their respective employment agreements. Does not reflect amounts payable under the Severance Plan adopted on March 13, 2015.

(2)
None of our NEOs, including Mr. Levine, have a vested pension plan credit payable upon termination.

(3)
The S-RSU award agreements for grants made under the Omnibus Incentive Plan in conjunction with the Springleaf IPO provide for the following treatment: (i) upon a termination without cause, accelerated vesting of the tranche of RSUs scheduled to vest on the next applicable vesting date, and (ii) upon death or disability, accelerated vesting of all outstanding RSUs. The Omnibus Incentive Plan provides for accelerated vesting of all outstanding RSUs, upon a termination without cause within 12 months subsequent to a change in control. (as defined below), including S-RSUs granted after the IPO and P-RSUs, in which case performance conditions imposed with respect to such P-RSUs shall be deemed to be fully achieved.

(4)
"Good reason" is defined in Mr. Levine's employment agreement, as described above in "Compensation Discussion and Analysis—Employment Agreement with Mr. Levine."

(5)
For purposes of the Omnibus Incentive Plan, "change in control" means, in summary, an event or series of events after which Fortress and its affiliates own less than 40% of the voting stock of the Company, other than (i) an acquisition, merger, sale of assets or similar transaction involving the Company following which Fortress or its affiliates directly or indirectly own at least 30% of the voting stock of, and continue to be the largest stockholder of, the Company or the surviving entity, (ii) an initial public offering of the stock of the Company or any of its direct or indirect parents, without regard to the percentage of Company stock held by Fortress or its affiliates following such offering, or (iii) if at any time following such initial public offering, Fortress and its affiliates continue to hold at least 30% of the voting stock of, and continue to be the largest stockholder of, the Company or such direct or indirect parent. Change in control alone does not trigger any vesting of unvested stock or other compensatory actions.

        On March 13, 2015, the Company adopted the Severance Plan, which became effective on March 16, 2015. The Severance Plan provides for severance payments and benefits to the "Eligible Executives" (as defined in the Severance Plan) in the event of a "Qualifying Termination" (as defined below). In the event of a Qualifying Termination and subject to the Eligible Executive's adherence to the covenants contained in the Severance Plan and execution of a severance agreement (including a general waiver and release of claims along with certain non-competition and intellectual property protections), the Severance Plan provides for (1) continued payment of the Eligible Executive's annual base salary for a period of twelve months; and (2) a lump sum cash payment in an amount equal to twelve months of premiums for COBRA continuation coverage for the Eligible Executive and his or her eligible dependents.

        A Qualifying Termination is defined as a termination other than for "Cause" (as defined in the Severance Plan); provided that, if there has been a "Change in Control" (as defined in the Severance Plan), a Qualifying Termination includes both a termination for Cause and resignation for "Good Reason" (as defined in the Severance Plan) within twelve months after the Change in Control.

        On March 13, 2015, the Compensation Committee identified Ms. Kgil and Messrs. Ho, Hurzeler and Skeats as Eligible Executives for purposes of participating in the Severance Plan. For Messrs. Ho and Hurzeler, the severance payments and benefits payable under the Severance Plan will be reduced by the amount of any termination benefits payable to them pursuant to the terms of their respective employment agreements (see "—Employment Arrangements with Mr. Ho" and "—Employment Arrangements with Mr. Hurzeler" above for additional information). Mr. Levine was not identified as an Eligible Executive for purposes of participating in the Severance Plan at this time and is eligible to receive the severance payments specified in his employment agreement see "—Employment Agreement with Mr. Levine" above for additional information).

Equity Compensation Utilization

        In October of 2013, the Board established the Omnibus Incentive Plan which governs the utilization of our common stock for purposes of compensation. The Omnibus Incentive Plan provides for 10% of the total shares outstanding to be authorized for equity compensation to Company employees. The following data are presented to allow for analysis of the dilutive impact of the Omnibus Incentive Plan.

		Equity Plan Shares
		Authorized (#)	Reserved (#)	Available (#)	LEAF Shares Outstanding (#)
At 1/1/2014		11,483,289	1,323,540	10,159,749	114,832,895
S-RSUs Granted	192,938	11,483,289	1,516,478	9,966,811	114,832,895
P-RSUs Granted(1)	588,490	11,483,289	2,104,968	9,378,321	114,832,895
Forfeited	(153,241)	11,483,289	1,951,727	9,531,562	114,832,895
RSAs Vested(2)	14,805	11,483,289	1,951,727	9,531,562	114,832,895
RSUs Vested(3)	44,039	11,439,250	1,907,688	9,531,562	114,862,176
Section 4 Increase(4)	46,967	11,486,217	1,907,688	9,578,529	114,862,176
At 1/1/2015		11,486,217	1,907,688	9,578,529	114,862,176
Year over year change		2,928	584,148	(581,220)	29,281

(1)
P-RSUs were not earned during 2014 but are nevertheless included in burn-rate calculations for 2014.

(2)
Restricted Stock Awards ("RSAs") are registered to the recipient when granted but with a restrictive legend that prohibits exchange until the restriction lapses. As such, they are already Shares Outstanding as of their grant date.

(3)
RSUs are not registered shares until the restriction lapses. During 2014 restrictions lapsed on 44,039 RSUs. Of these, 29,281 shares were registered to recipients, deducted from Authorized Shares and added to Shares Outstanding while 14,758 shares withheld from recipients to cover cost of taxes were deducted from Authorized Shares but not added to Shares Outstanding since they were not registered.

(4)
Per Section 4 of the Omnibus Incentive Plan, shares authorized for issuance under the Plan automatically increase on the first day of each fiscal year by a number of shares of Common Stock equal to (x) the excess, if any, of 10% of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year over (y) the number of shares of Common Stock reserved and available for issuance in respect of future grants of Awards under the Plan as of the last day of the immediately preceding fiscal year.

Independent Director Compensation

        In 2014, each of our independent directors received an annual fee of $50,000, payable in quarterly installments. In addition, in 2014 an annual fee of $10,000 was paid to each member of the Audit Committee, and an annual fee of $5,000 was paid to each member of the NCG Committee, the Compensation Committee and the Compliance Committee. The chairman of the Audit Committee received an additional annual fee of $15,000. The chairpersons of the NCG Committee, the Compensation Committee and the Compliance Committee each received an additional annual fee of $5,000. Fees to independent directors may be paid by issuance of our common stock, based on the value of common stock at the date of grant, rather than in cash, provided that any such issuance does not prevent a director from being independent and the shares are granted pursuant to a stockholder approved plan. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings. In addition, upon joining the Board, each independent director received a one-time restricted stock award grant which vests in equal installments over a three year period, provided that the director is still serving as of the applicable vesting date.

Director Compensation Table for 2014

        The total 2014 compensation of our non-employee directors is shown in the following table. We do not separately compensate our affiliated directors, Messrs. Levine and Edens, for their Board or committee service.

Name	Role	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Roy A. Guthrie	Board Service	50,000	—	50,000
	Committee Chair (Compensation)	10,000	—	10,000
	Committee Member (Audit, Compliance)	16,250	—	16,250

	Total	76,250	—	76,250
Douglas L. Jacobs	Board Service	50,000	—	50,000
	Committee Chair (Audit)	25,000	—	25,000
	Committee Member (Compliance)	5,000	—	5,000

	Total	80,000	—	80,000
Anahaita Kotval	Board Service	50,000	—	50,000
	Special Committee	10,000	—	10,000
	Committee Chair (Compliance)	10,000	—	10,000
	Committee Member (Audit, NCG)	16,250	—	16,250

	Total	86,250	—	86,250
Ronald M. Lott	Board Service	50,000	—	50,000
	Special Committee	10,000	—	10,000
	Committee Chair (NCG)	10,000	—	10,000
	Committee Member (Compensation)	5,000	—	5,000

	Total	75,000	—	75,000
Wesley R. Edens(3)		—	—	—

(1)
Includes payment of $1,250 to each of Mr. Guthrie and Ms. Kotval which they earned for 2013 service on the Audit Committee but were not paid (due to a clerical error) until January 2014.

(2)
No stock compensation was awarded to directors during 2014. On October 16, 2014, restrictions on shares held by Ms. Kotval and Messrs. Guthrie and Jacobs lapsed in the amount of 3,918 shares each. On December 5, 2014, restrictions lapsed on 3,051 shares held by Mr. Lott. As of December 31, 2014, our independent directors held shares of unvested restricted stock awards in the amounts shown: Mr. Guthrie, 7,847; Mr. Jacobs, 7,847; Ms. Kotval, 7,847; and Mr. Lott, 6,110.

(3)
Mr. Edens is not an independent director (he is affiliated with Fortress) and, as such, receives no compensation from Springleaf for his service as a director of Springleaf.

        On March 10, 2015, the Board approved increases to the compensation associated with director service on certain committees, effective January 1, 2015. There were no changes for the Audit Committee members. The following table details the changes:

Committee / Role	2014 Rate ($)	2015 Rate ($)
Compliance / Chairman	10,000	25,000
Compensation / Chairman	10,000	15,000
NCG / Chairman	10,000	15,000
Compliance / Member	5,000	10,000
Compensation / Member	5,000	10,000
NCG / Member	5,000	10,000

Compensation Committee Interlocks and Insider Participation

        In November 2010, an affiliate of Fortress indirectly acquired an 80% economic interest in SFI from an affiliate of American International Group, Inc. ("AIG") (the "Fortress Acquisition"). Prior to the Fortress Acquisition, we did not have a separately-designated standing Compensation Committee; therefore, compensation decisions regarding our CEO were made by AIG, and compensation decisions regarding other executive officers and directors were made by our CEO, with input from managers. Subsequent to the Fortress Acquisition and prior to the establishment of a Compensation Committee of the Board, compensation decisions regarding our CEO and directors were made by principals of Fortress, including by our director, Wesley R. Edens, and compensation decisions regarding our other executive officers were made by our CEO. All of the compensation decisions regarding our executive officers, other than the CEO, and directors for 2011, 2012 and 2013 were approved by the Compensation Committee and the Board.

        None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee.

Equity Compensation Plan Information

        The following table set forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(2)
	(a)	(b)	(c)
Equity compensation plan approved by security holders	n/a	n/a	9,578,529
Equity compensation plan not approved by security holders	n/a	n/a	n/a
Total	n/a	n/a	9,578,529

(1)
Not applicable, as we have not granted options, warrants or rights under our equity compensation plans. During 2014, there were no restricted shares or RSUs granted to our directors and 781,428 RSUs granted to our employees under our Omnibus Incentive Plan. Such RSUs are not reflected in this table.

(2)
Represents the 9,578,529 shares of our common stock that remain available for issuance under our Omnibus Incentive Plan as of December 31, 2014. Under the terms of our Omnibus Incentive Plan, the number of shares available for issuance increases annually on the first day of each fiscal year beginning in 2014 by a number of shares of common stock equal to the excess of 10% of the number of outstanding shares on the last day of the immediately preceding fiscal year, over the number of shares reserved and available for issuance under the Omnibus Incentive Plan as of the last day of the immediately preceding fiscal year.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

General

        On October 15, 2013, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with the Initial Stockholder. As discussed further below, the Stockholders Agreement provides certain rights to the Initial Stockholder and Fortress with respect to the designation of directors for nomination and election to the Board, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholder and Fortress and its affiliates and permitted transferees. As used in the Stockholders Agreement, "Fortress Affiliate Stockholder" means (a) any director of the Company who may be deemed an affiliate (within the meaning of Rule 12b-2 of the Exchange Act, except by reason of investment in the Company) of Fortress, (b) any director or officer of Fortress, and (c) any investment funds (including any managed accounts) managed directly or indirectly by Fortress or its affiliates. "Stockholders" includes the Initial Stockholder, each Fortress Affiliate Stockholder and permitted transferees.

        Our Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our Restated Certificate of Incorporation or Bylaws in effect as of the date of the Stockholders Agreement (a) that would add restrictions to the transferability of our shares by the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees which are beyond those provided for in our Restated Certificate of Incorporation, the Stockholders Agreement or applicable securities laws, or (b) that nullify the rights set out in the Stockholders Agreement of the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees unless such amendment is approved by such Stockholder.

Designation and Election of Directors

        The Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by such Stockholder, and, with respect to us, including in the slate of nominees recommended by the Board those individuals designated by Fortress) so as to elect to the Board, and to cause to continue in office, not more than six directors (or such other number as Fortress may agree to in writing), of whom, at any given time:

  •
  a number of directors equal to a majority of the Board, plus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, at least 30% of our voting power;

  •
  a number equal to a majority of the Board, minus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 30% but at least 20% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board shall be individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 20% but at least 10% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate two directors; and

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board shall be an individual designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 10% but at least 5% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate one director.

        In accordance with the Stockholders Agreement, Fortress has designated Messrs. Edens, Guthrie, Jacobs and Lott, and Ms. Kotval, for election to our Board.

Indemnification

        The Stockholders Agreement provides that we will indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

  •
  the ownership or the operation of our assets or properties and the operation or conduct of our business; and

  •
  any other activities we engage in.

        In addition, we have agreed to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act of 1933 (the "Securities Act") and the Exchange Act, relating to misstatements in or omissions from the registration statement filed in connection with our IPO, and any other registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholder for use in the preparation of that registration statement or report.

Registration Rights

        Demand Rights.    Under our Stockholders Agreement, each Stockholder (as such term is used therein) has, for so long as such Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock (whether owned at the time of this offering or subsequently acquired) equal to or greater than 1% of our shares of common stock issued and outstanding immediately after the consummation of our IPO (a "Registrable Amount"), "demand" registration rights that allow the Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time after 180 days following the date of the Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a "firm commitment" underwritten offering to which the requestor held "piggyback" rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.

        Piggyback Rights.    Under our Stockholders Agreement, for so long as Stockholders (as such term is used therein) beneficially own a Registrable Amount and subject to certain other conditions, Stockholders have "piggyback" registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These "piggyback" registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

        Shelf Registration.    Under our Stockholders Agreement, we granted to the Initial Stockholder or any of its respective permitted transferees, for so long as the Initial Stockholder, together with Fortress and its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, may elect to participate in such shelf registrations within five days after notice of the registration is given.

Indemnification; Expenses; Lock-ups.

        Under our Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling Stockholder's misstatement or omission, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. We have entered into, and have caused our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees.

Observer Rights.

        Under our Stockholders Agreement, for so long as the Stockholders have at least 10% of our voting power, Fortress shall have the right to designate up to two non-voting representatives to attend meetings of our Board and committees of the Board.

Transactions with Affiliates of Fortress and AIG

Affiliates of Fortress or AIG

        SpringCastle.    On March 5, 2013, SpringCastle Acquisition LLC ("SCA"), a newly-formed joint venture in which Springleaf Acquisition Corporation ("SAC"), a wholly owned subsidiary of SFI, and NRZ Consumer LLC ("NRZ"), previously an indirect subsidiary of Newcastle, each held a 50% equity interest, entered into a definitive agreement to purchase a portfolio of loans from HSBC Finance Corporation and certain of its affiliates (collectively "HSBC") (the "SpringCastle Portfolio"). On April 1, 2013, BTO Willow Holdings, L.P. ("Blackstone") acquired a 23% equity interest in SCA, which reduced the equity interests of SAC and NRZ to 47% and 30%, respectively. On May 15, 2013, Newcastle completed the spinoff of New Residential and its subsidiaries, including NRZ, which still retains its equity interest in SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC (each, a "Seller LLC" and collectively, the "Seller LLCs"). Newcastle and New Residential are managed by an affiliate of Fortress.

        The acquisition was completed on April 1, 2013, for a purchase price of $3.0 billion, at which time the SpringCastle Portfolio consisted of over 415,000 loans with an unpaid principal balance of $3.9 billion. The portfolio includes primarily unsecured personal loans, as well as loans secured by subordinate residential real estate mortgages (which we service as unsecured loans due to the fact that the liens are subordinated to superior ranking security interests).

        Immediately prior to the completion of the SpringCastle Portfolio acquisition, SCA assigned its right to purchase the SpringCastle Portfolio to the Seller LLCs, which, in turn, immediately sold the SpringCastle Portfolio to SpringCastle America Funding, LLC, SpringCastle Credit Funding, LLC and SpringCastle Finance Funding LLC (collectively the "Co-issuer LLCs"), and a loan trustee in connection with the securitization of the SpringCastle Portfolio on April 1, 2013. See Note 11 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2013 for further information on the securitization transaction.

        As of April 1, 2013, SpringCastle Holdings, LLC, a wholly owned subsidiary of SAC, NRZ and Blackstone, held a 47%, 30% and 23% equity interest in each Seller LLC, respectively. SpringCastle America, LLC holds a 100% equity interest in SpringCastle America Funding, LLC, SpringCastle Credit, LLC holds a 100% equity interest in SpringCastle Credit Funding, LLC and SpringCastle Finance, LLC holds a 100% equity interest in SpringCastle Finance Funding, LLC.

        On April 1, 2013, SFI entered into a servicing agreement with the Co-issuer LLCs and the loan trustee whereby SFI agreed to service the loans in the SpringCastle Portfolio effective on the servicing transfer date. Servicing fee revenues totaled $31.2 million for the fees charged for servicing the SpringCastle Portfolio during 2013. In accordance with this agreement, we assumed the direct servicing obligations for the loans in September 2013.

        The Co-Issuer LLCs sold the SpringCastle 2014-A Notes for approximately $2.55 billion after the price discount but before expenses. The Co-Issuer LLCs used the proceeds from the SpringCastle 2014-A Notes to repay in full on October 3, 2014 the SpringCastle 2013-A Notes, which were issued by the Co-Issuer LLCs on April 1, 2013. At September 30, 2014, the unpaid balance of the SpringCastle 2013-A Notes was $1.46 billion.

        On October 3, 2014, SAC purchased $362.5 million initial principal amount of the SpringCastle 2014-A Notes. The Co-Issuer LLCs retained $61.6 million of the SpringCastle 2014-A Notes. Certain subsidiaries of NRZ own a 30% equity interest in the Co-Issuer LLCs. NRZ is managed by an affiliate of Fortress.

        New Residential.    In February 2014, Third Street Funding LLC ("Third Street"), a special purpose vehicle wholly owned by SFC, offered $786.3 million of the American General Mortgage Loan Trust 2009-1 subordinate mortgage-backed certificates (the "2009-1 Retained Certificates") for sale in a competitive auction. On March 6, 2014, Merrill Lynch, Pierce, Fenner and Smith Incorporated ("MLPFS") was declared the winning bidder and Third Street entered into an agreement to sell all of its interest in the 2009-1 Retained Certificates to MLPFS for a purchase price of $737.2 million. Concurrently, New Residential and MLPFS entered into an agreement pursuant to which New Residential agreed to purchase approximately 75% of the 2009-1 Retained Certificates. New Residential is managed by an affiliate of Fortress. Third Street completed the sale of the 2009-1 Retained Certificates on March 31, 2014.

        Secured Term Loan.    Springleaf Financial Funding Company ("SFFC"), an indirect wholly owned subsidiary, was party to a $3.8 billion secured term loan pursuant to a credit agreement among SFFC, SFC, substantially all of the consumer finance operating subsidiaries of SFC, and a syndicate of lenders, various agents, and Bank of America, N.A, as administrative agent. During 2013, SFFC made prepayments, without penalty or premium, and the initial loans under the secured term loan maturing in 2017 were fully repaid in October 2013. Affiliates of Fortress and affiliates of AIG owned or managed lending positions in the syndicate of lenders totaling $85.0 million at December 31, 2012. The secured term loan was paid in full on March 31, 2014.

        Subservicing and Refinance Agreements.    Nationstar Mortgage LLC ("Nationstar") subservices the real estate loans of MorEquity,  Inc. ("MorEquity") and two of our other indirect subsidiaries (collectively, the "Owners"), including certain securitized real estate loans. Investment funds managed by affiliates of Fortress indirectly own a majority interest in Nationstar.

        The Owners paid Nationstar fees for its subservicing and to facilitate the repayment of our real estate loans through refinancings with other lenders as follows:

Year Ended December 31, (dollars in thousands)	2014 ($)	2013 ($)
Subservicing fees	5,312	8,544
Refinancing concessions	—	291

        Investment Management Agreement.    Logan Circle Partners, L.P. ("Logan Circle") provides investment management services for a portion of our investments. Logan Circle is a wholly owned subsidiary of Fortress. Costs and fees incurred for these investment management services totaled $1.2 million for 2014, $1.1 million in 2013 and $1.2 million in 2012.

        Reinsurance Agreements.    Merit Life Insurance Co. ("Merit"), one of our indirect subsidiaries, enters into reinsurance agreements with subsidiaries of AIG, for reinsurance of various group annuity, credit life, and credit accident and health insurance where Merit reinsures the risk of loss. The reserves for this business fluctuate over time and, in some instances, are subject to recapture by the insurer. Reserves recorded by Merit for reinsurance agreements with subsidiaries of AIG totaled $43.6 million at December 31, 2014 and $45.6 million at December 31, 2013.

        IPO.    In October 2013, we completed our IPO. The Initial Stockholder sold 5,732,648 shares of common stock in the offering and Messrs. Levine and Anderson sold 1,895,833 and 1,350,000 shares of common stock in the offering, respectively. No offering expenses were paid directly or indirectly to any of our directors or officers (or their associates), or persons owning 10% or more of any class of our equity securities or to any other affiliate.

        The Third Street Disposition.    On March 6, 2014, Third Street Funding LLC ("Third Street"), a wholly owned subsidiary of SFC, agreed to sell and transfer its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction completed in 2009 to MLPFS for a purchase price of $737.2 million. On March 1, 2014, the real estate loans included in the transaction were transferred from held for investment to held for sale, due to management's intent to no longer hold these finance receivables for the foreseeable future. Third Street completed this transaction on March 31, 2014, and recorded a net gain of $72.0 million, at which time the real estate loans included in the transaction had a carrying value of $724.9 million (after the basis adjustment for the related allowance for finance receivable losses). As a result of the sale, we deconsolidated the securitization trust holding the underlying real estate loans and previously issued securitized interests which were reported in long-term debt, as we no longer were considered the primary beneficiary.

        On March 6, 2014, we entered into an agreement to sell, subject to certain closing conditions, all of our interest in the mortgage-backed retained certificates related to a securitization transaction completed in 2009 to MLPFS for a purchase price of $737.2 million. Concurrently, NRZ and MLPFS entered into an agreement pursuant to which NRZ agreed to purchase approximately 75% of these retained certificates. NRZ is managed by an affiliate of Fortress.

        The MSR Sale.    On August 6, 2014, SFC and MorEquity (collectively, the "Sellers"), entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar, pursuant to which the Sellers agreed to sell to Nationstar all of their rights and responsibilities as servicer, primary servicer, and/or master servicer of the mortgage loans primarily underlying the Sellers' securitizations completed in 2006, 2011, 2012 and 2013 (each a "Pool" and collectively, the "Pools") with an unpaid balance of approximately $5 billion. Additionally, Nationstar agreed to assume on and after the effective date, all of the Sellers' rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which include, among other things, the right to receive the related servicing fee on a monthly basis.

        The purchase price for the MSR Sale was $39.3 million. We received $19.4 million of the proceeds of the MSR Sale on August 29, 2014, the closing date, and $15.7 million of the proceeds on October 23, 2014. The remaining amount was subject to a holdback for resolution of missing documentation and other customary conditions, and was expected to be received no later than 120 days after the date of transfer of servicing upon resolution of those conditions. SFC and Nationstar mutually agreed to extend the resolution period for the holdback beyond 120 days. At December 31, 2014, the holdback remaining totaled $4.2 million. Investment funds managed by affiliates of Fortress indirectly own a majority interest in Nationstar.

        The servicing for each Pool was transferred on September 30, 2014. From the closing of the MSR Sale on August 29, 2014, until the servicing transfer on September 30, 2014, the Company continued to service certain loans on behalf of Nationstar under an interim servicing agreement. At December 31, 2014, the receivable from Nationstar for our interim servicing fees totaled $1.4 million.

Related Party Transaction Policy and Procedures

        Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. We expect our officers and directors to review, approve and ratify transactions with related parties pursuant to the procedures outlined in a policy on related party transactions which we adopted in connection with our IPO. When considering potential transactions involving a related party that may require Board approval, our officers will notify our Board in writing of the proposed transaction, provide a brief background of the transaction and schedule a meeting with the full Board to review the matter. At such meetings, our CEO, CFO and other members of management, as appropriate, will provide information to the Board regarding the proposed transaction, after which the Board and management discuss the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the Board (or specified directors as required by applicable legal requirements) determines that the transaction is in the best interests of Company and its stockholders, it will vote to approve entering into the transaction with the applicable related party.

        Prior to the adoption of the written policy, we did not adopt a formal policy for reviewing related party transactions that were required to be disclosed under the SEC rules. The SHI Board reviewed related party transactions as deemed appropriate by the directors, on a case by case basis, based on the particular facts and circumstances of each transaction and as required by law.

AUDIT FUNCTION

Report of the Audit Committee

        Management is responsible for the Company's overall financial reporting process.

        PricewaterhouseCoopers LLP is responsible for expressing opinions on the conformity of the Company's audited consolidated financial statements with U.S. GAAP. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company's independent registered public accounting firm, including the approval of audit fees and any non-audit services provided by and fees paid to the independent registered public accounting firm.

        In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee has reviewed and discussed the audited consolidated financial statements and discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Members of the Audit Committee:
Douglas L. Jacobs, Chairman Roy A. Guthrie Anahaita N. Kotval

Independent Registered Public Accounting Firm Fees

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for 2013 and 2014:

Year Ended December 31, (dollars in thousands)	2014 ($)	2013 ($)
Audit Fees(1)(2)	16,745	10,401
Audit-Related Fees	221	221
Total Audit and Audit-Related Fees	16,966	10,622
Tax Fees	—	—
Total Fees	16,966	10,622

(1)
Audit fees in 2014 were primarily for the audits of SHI's and SFC's Annual Reports on Form 10-K for the year ended December 31, 2014; the audit of the sales of mortgage loans; quarterly review procedures in SHI's and SFC's Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014; statutory audits of insurance subsidiaries of SFC; and audits of other subsidiaries of SHI and SFC.

(2)
Audit fees for 2013 have been revised to include additional expenses for 2013 totaling $1.7 million.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee must approve any fees for services to be performed by the Company's independent registered public accounting firm in advance of the service being performed. All services were pre-approved.

 PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of Springleaf for the year ending December 31, 2015. The Board is asking stockholders to ratify this appointment. Although SEC regulations and the NYSE listing requirements require Springleaf's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of the independent registered accounting firm will be re-considered by the Audit Committee.

        It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the meeting, will be available to respond to appropriate questions and will have an opportunity to make a statement should they desire.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Springleaf's independent registered public accounting firm.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of March 25, 2015, the most recent practicable date according to publicly available information, the beneficial ownership of shares of Springleaf common stock by: (a) each present director, including the nominees for re-election at the Annual Meeting; (b) the five most highly compensated executive officers serving during the 2014 year; (c) all directors and executive officers of Springleaf as a group; and (d) each stockholder known to Springleaf to beneficially own more than 5% of Springleaf common stock. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of Springleaf common stock or the individual has the right to acquire the shares within 60 days of March 25, 2015.

	Nature and Amount of Beneficial Ownership
Name	Shares Owned (#)(1)	Percentage
Executive Officers and Directors
Jay N. Levine	3,000,000	2.61%
John C. Anderson	1,157,917	1.01%
Bradford D. Borchers	127,083	*
Timothy S. Ho	65,944	*
Robert A. Hurzeler	44,936	*
David P. Hogan	126,106	*
Minchung (Macrina) Kgil	125,294	*
Lawrence N. Skeats	21,731	*
Richard N. Tambor	10,188	*
Wesley R. Edens(2)	73,462,500	63.84%
Roy A. Guthrie	11,765	*
Douglas L. Jacobs	11,765	*
Anahaita N. Kotval	11,765	*
Ronald M. Lott	9,347	*
All present directors and executive officers as a group (14 persons)	78,186,341	67.95%
5% Stockholders
Springleaf Financial Holdings, LLC(3)	86,064,227	74.80%
FMR LLC(4)	8,424,645	7.32%

*
Indicates less than one percent.

(1)
Includes, with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares of restricted stock that vest over a three year period for which the indicated beneficial owners have no investment power (unvested restricted stock awards): Mr. Guthrie—11,765 total shares (3,918 have vested without restriction and 7,847 remain unvested); Mr. Jacobs—11,765 total shares (3,918 have vested without restriction and 7,847 remain unvested); Ms. Kotval—11,765 total shares (3,918 have vested without restriction and 7,847 remain unvested); Mr. Lott—9,161 total shares (5,051 have vested without restriction and 6,110 remain unvested); and all directors and executive officers as a group—44,456.

(2)
Includes 73,437,500 shares held by SFH, an entity in which certain private equity funds managed by Fortress have an 85.3% ownership interest. Mr. Edens is a principal and the Co-Chairman of the board of directors of Fortress and disclaims beneficial ownership of any of the shares held by SFH except to the extent of his indirect pecuniary interest in them.

(3)
FCFI Acquisition LLC ("FCFI") owns 85.3% of the voting interest in SFH. Fortress Investment Fund V (Fund A) L.P., Fortress Investment Fund V (Fund B) L.P., Fortress Investment Fund V

  (Fund C) L.P., Fortress Investment Fund V (Fund D), L.P., Fortress Investment Fund V (Fund E) L.P., Fortress Investment Fund V (Fund F) L.P. and Fortress Investment Fund V (Fund G) L.P. (collectively, the "Fund V Funds") collectively own 100% of FCFI. FIG LLC is the investment manager of each of the Fund V Funds. Fortress Operating Entity I LP ("FOE I") is the 100% owner of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly owned subsidiary of Fortress Investment Group LLC (collectively, the "Fortress Parties"). The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. AIG Capital Corporation ("ACC") owns 14.7% of the voting interest in SFH and has the indirect right to vote, and in certain circumstances to cause the disposition of, 12,626,727 shares of Springleaf common stock. ACC is wholly owned by AIG (together with ACC, the "AIG Parties"). The address for the AIG Parties is c/o American International Group, Inc., 175 Water Street, New York, NY 10038.

(4)
As reported on a Schedule 13G filed with the SEC on February 13, 2015, FMR LLC ("FMR") is the beneficial owner of 8,424,645 shares of common stock and has the sole power to dispose or direct the disposition of 8,424,645 shares of common stock. FMR has the sole power to vote or direct the vote for 203,004 shares of common stock. Members of the Edward C. Johnson 3d family including Abigail P. Johnson, together own approximately 49% of the voting power of FMR. The Johnson family and all the other Series B shareholders have entered into shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares. Accordingly, Johnson family members may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Edward C. Johnson 3d is a Director and the Chairman of FMR. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer, and President of FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR is 245 Summer Street, Boston, MA 02210.

(5)
Table does not include the ownership of approximately 50 shares of derivative securities consisting of Series A Common Units and Series B Common Units of Springleaf Financial Holdings, LLC. (The assets of Springleaf Financial Holdings, LLC primarily consist of shares of common stock of the Company.)

(6)
Unless otherwise stated, the address for each beneficial owner is c/o Springleaf Holdings, Inc., 601 N.W. Second Street, Evansville, IN 47708.

(7)
Table does not include the ownership of approximately 24 shares of derivative securities consisting of Series A Common Units and Series B Common Units of Springleaf Financial Holdings, LLC. (The assets of Springleaf Financial Holdings, LLC primarily consist of shares of common stock of the Company.)

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Springleaf's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2014 (other than one Form 4 for each of Messrs. Ho and Hurzeler and a Form 3 for Mr. Skeats, which were filed late).

 OTHER MATTERS

        The Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this Proxy Statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

STOCKHOLDER PROPOSALS

Stockholder Proxy Proposal Deadline

        The date by which proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2016 annual meeting of stockholders must be received by the Company at Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting is December 25, 2015.

Stockholder Business—Annual Meeting

        Stockholders who wish to introduce an item of business at an Annual Meeting may do so in accordance with Springleaf's Bylaw procedures. These provide, generally, that a stockholder desiring to bring a proper subject of business before the meeting must do so by a written notice timely received (not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders) at Springleaf's principal executive offices. Any notice of intent to introduce an item of business at an annual meeting of stockholders must, among other things, contain the name and address of the stockholder, and a representation that the stockholder is a holder of record and that the stockholder intends to appear in person or by proxy at the meeting. A complete listing of the other requirements the advance notice must meet is found in Section 2.18 of the Company's Bylaws. A complete copy of the Bylaws may be found on the Company's website at www.springleaf.com, or by writing to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. Accordingly, if stockholders wish to introduce an item of business at the 2016 annual meeting of stockholders, notice must be received by the Company not earlier than January 20, 2016, nor later than February 19, 2016.

        Any proposal (other than a proposal made pursuant to Rule 14a-8) that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c) and the named proxies will have discretionary authority to vote on the proposal. In addition, the chairman of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the procedures contained in the Company's Bylaws.

ADDITIONAL INFORMATION

        Springleaf files annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. These filings are available to the public to read and copy at the SEC's public reference rooms. These filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov.

        Such information will also be furnished upon written request to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary, and can also be accessed through the Company's website at www.springleaf.com. We will furnish without charge to each person whose proxy is being solicited, upon oral or written request of any such person, a copy of Springleaf's Annual Report on Form 10-K for 2014, as filed with the SEC, excluding the exhibits, by first class mail or other equally prompt means within one business day of receipt of such request. Request for copies of such report should be directed to Springleaf's Secretary at the above address or at (812) 424-8031.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SPRINGLEAF HOLDINGS, INC. (LEAF) M90124-P63657 SPRINGLEAF HOLDINGS, INC. (LEAF) 601 N.W. SECOND STREET EVANSVILLE, IN 47708 Please indicate if you plan to attend this meeting. 2. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting fi rm for 2015. For address change/comments, mark here. (see reverse for instructions) NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment(s) thereof. 01) Douglas L. Jacobs 02) Anahaita N. Kotval 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: For All Withhold All For All Except Yes No For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SPRINGLEAF HOLDINGS, INC. Annual Meeting of Stockholders May 19, 2015, 3:00 PM, Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Minchung (Macrina) Kgil and Jack R. Erkilla, or any of them as proxies, each with the power to appoint his/her substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, and at their discretion on any matter that may properly come before the meeting, all of the shares of common stock of Springleaf Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof, to be held at 3:00 p.m., Central Time, on Tuesday, May 19, 2015, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708. This proxy hereby revokes any proxies previously submitted by the stockholder with respect to the shares represented by this proxy. IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. Continued and to be signed on reverse side M90125-P63657 Address Change/comments: (If you noted any Address Changes and/or comments above, please mark corresponding box on the reverse side.)